Exhibit 4.3

Execution Version

IRREVOCABLE TRUST AGREEMENT OF ADMINISTRATION

entered into by and between

Vista Oil & Gas, S.A.B. de C.V.

The Settlor and Beneficiary

and

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero as Trustee

26 March 2019

Section 8.2	FATCA and CRS	27

ARTICLE IX	The Trustee	28

Section 9.1	Powers of the Trustee	28

Section 9.2.	Trustee Responsibility	28

Section 9.3	Compensation	30

Section 9.4	Waiver and Replacement of the Trustee	31

Section 9.5	Delivery of Documentation to the Trustee	32

Section 9.6	Trustee’s Fees	32

Section 9.7	Operations with Third Parties	32

Section 9.8	Operations with the Institution	32

CLAUSE X	Termination	33

Section 10.1	Effectiveness of Agreement	33

ARTICLE XI	Miscellaneous	33

Section 11.1	Legal Prohibitions	33

Section 11.2	Expenses; Costs; Taxes and Fees	36

Section 11.32	Irrevocability of the Trust; Modifications	36

Section 11.4	Notices	37

Section 11.5	Communications and Instructions	38

Section 11.6	Annexes and Headings	39

Section 11.7	Governing Law jurisdiction	39

Exhibit “A”		1

Exhibit “B”		8

Exhibit “C”		9

Exhibit “D”		10

Exhibit “E”		11

Exhibit “F”		12

Exhibit “G”		15

Exhibit “H”		17

MANAGEMENT TRUST AGREEMENT 3844, dated March 26, 2019 (the “Trust Agreement”) entered into by Vista Oil & Gas, S.A.B. de c.v. (“Vista”), in its capacity as settlor (in such capacity, the “Settlor”) and ultimate beneficiary and Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in its capacity as trustee (the “Trustee”, and jointly with Vista, the “Parties”) in accordance with the following background, representations and covenants. Terms used with initial capital letters in this Trust Agreement are defined and shall have the meanings assigned to them in Appendix “A” to this Trust Agreement.

Recitals

I.

Incorporation. Vista was incorporated as a stock corporation with variable capital under the laws of Mexico, as evidenced by public deed 79,311 dated March 22, 2017, executed by Notary Public 1 of Mexico City, Mr. Roberto Núñez y Bandera.

II.

Adoption of the Stock Corporation Form. Vista amended its bylaws to adopt the modality of stock corporation in accordance with the LMV, as evidenced by public deed 80,566 dated July 28, 2017, executed by Notary Public 1 of Mexico City, Mr. Roberto Núñez y Bandera.

III.

Capital Increase and Issuance of Shares. On December 18, 2017, the ordinary general shareholders’ meeting of Vista resolved, among other things (i) to increase the capital stock of Vista in its variable portion by the equivalent amount in pesos, local currency, of up to US$1,000 million, through the issuance of 100 million ordinary, nominative, no-par value, series “A” shares representing the capital stock of Vista (“Shares”), (ii) those Shares mentioned in subsection (i) above that were not subscribed by the persons who at that time were Vista’s shareholders could be subject to a placement process to be approved by the Board of Directors, and (iii) delegate to such Board of Directors, among others, the power to determine the amount of the capital stock effectively subscribed and paid in by Vista upon subscription and payment of the Shares mentioned in subsection (i) above; in the understanding that said Board could, in turn, delegate said power to the individuals it deems convenient.

IV.

Approval of the Shareholders’ Meeting. On March 22, 2018, the ordinary general shareholders’ meeting of Vista resolved, among other things (i) to approve the long-term share-based incentive plan for officers, employees, and directors on the terms described in the prospectus dated February 19, 2018 (the “Plan”), (ii) that the Board of Directors, or such committee as such Board may designate for such purposes, be the body responsible for administering the Plan, and (iii) that 8,750,000 Shares of the 100 million Shares issuable pursuant to the resolution by Vista’s general shareholders’ meeting on December 18, 2017, were reserved and used to implement the Plan.

V.

Approval of the Board of Directors. On February 8, 2018, the Board of Directors, in exercise of the powers granted to it by the ordinary general shareholders’ meeting of Vista on March 22, 2018, and December 18, 2017, resolved, among other things, to approve the policies, guidelines and procedures of the Plan (such policies, guidelines and procedures, collectively with the Plan, the “Incentive Plan”).

VI.

Purpose of the Agreement. The Parties desire to enter into this Trust Agreement to implement the Incentive Plan, which covers both the officers, employees and directors of the Settlor and the officers, employees and directors of the Subsidiaries of such Settlor, as the same may be amended from time to time to cover both the Shares reserved to implement the Plan pursuant to Background IV above and such other Shares as the Trustee may acquire from Vista pursuant to Governing Law.

Representations

I.	Vista represents, through its legal representatives, that:

(a) It is a stock corporation with variable capital, duly and validly incorporated and existing under the laws of Mexico, with full and necessary legal capacity to enter into this Trust Agreement and to assume the obligations arising hereunder, which obligations are legal, valid and enforceable against it under the terms of this Trust Agreement;

(b) The persons executing this Trust Agreement on its behalf have the necessary corporate powers and authorizations to execute this Trust Agreement on its behalf, which powers and authorizations have not been revoked, modified or limited in any way;

(c) Prior to the execution of this Agreement, the Trustee suggested to obtain from the professional, office, or firm of its choice, the advice and support regarding the scope, consequences, procedures, implications and in general legal and tax issues directly or indirectly related to this Trust, as well as its support in the negotiation and evaluation of the legal and tax risk of the final text to be signed, since the Trustee is not responsible for such matters, and does not guarantee or ensure that the legal and tax structure contained in the Trust agreement that is incorporated in this act will not be altered with subsequent modifications to the legal and tax legislation and the legal, tax and tax impacts may be modified. Therefore, it declares that they proceeded to obtain the corresponding legal, tax and corporate advice in order to proceed with the formalization of this Agreement.

(d) In terms of the provisions of article 17 of the Federal Law for the Prevention and Identification of Operations with Illicit Proceeds, the Trust hereby declares that no operations will be carried out that could be considered as vulnerable for the operations that could be considered as vulnerable operations for the Trustee or for Vista, as trustor and trustee. Vista, as settlor and beneficiary.

(e) The execution and fulfillment of this Agreement (i) does not contravene or imply violations to any obligation, limitation or restriction stipulated in any agreement, Agreement or agreement of which it is part; (ii) does not contravene or imply violations of any Governing Law; and (iii) does not contravene or imply violations of any judgment, award or judicial or administrative order that has been notified.

(f) It is aware and agree that the execution of this Trust Agreement obligates you to deliver to the Trustee on an annual basis the updated information requested by the Trustee under the Trustee’s Customer Identification and Know Your Customer Policies (identified as “Know Your Customer”), in terms of the provisions of the General Provisions referred to in the fourth paragraph of Article 115 and of the Law of Credit Institutions. Likewise, it acknowledges that any false information and/or documentation delivered in terms of this representation, as well as acting as a lender of a third party in the conclusion of this Agreement, may constitute a crime. By virtue of the foregoing, it is obliged to provide any information or documentation in accordance with the aforementioned General Provisions and the amendments that modify them, or those that replace them.

(g) It is aware of the content and legal scope of the stipulations contained in article 115 of the Law of Credit Institutions and those foreseen in the internal regulations of the Trustee, and declares under protest that the assets and resources initially contributed to the estate of the present Trust and those that will be contributed in the future for the fulfillment of its purposes are of legal origin, for which it declares its agreement that the Trustee reserves the right to verify such circumstance or to provide the latter and the competent authorities with the information required by them. Likewise, it declares that in accordance with the provisions of the Federal Law for the Prevention and Identification of Operations with Resources of Illicit Origin it is the beneficiary owner of this Trust.

(h) By executing this Trust Agreement, the latter expressly and irrevocably authorizes, in terms of Article 28 of the Law to Regulate Credit Information Companies, the Trustee to make as many inquiries as it deems pertinent to the credit information company or companies operating in Mexico, with respect to itself or themselves.

(i) The Trustee has explained and knows the content and scope of section XIX, article 106 of the Law of Credit Institutions, as well as several prohibitions applicable to the Trustee contained in different laws and circulars as established in the Circular of the Bank of Mexico and its amendments, which are transcribed in this Trust Agreement.

(j) It is aware and agrees that the Trustee does not know and should not know the terms and conditions of those contracts related to and derived from this Trust Agreement, which have been or are entered into between the parties hereto without the intervention of the Trustee, in particular the Plan; it being understood that the Trustee is not and shall not be responsible in any manner whatsoever for the truthfulness, legitimacy, authenticity or legality of such acts or contracts, and that the Trustee, unless a party thereto and entered into pursuant to instructions under this Trust Agreement, is not and shall not be bound in any manner whatsoever by such contracts, any other documents and their respective exhibits. It further acknowledges that the responsibility for the legitimacy, authenticity and legality of the contracts referred to in this paragraph is directly and exclusively that of the parties entering into them.

(k) The Trustee shall not be called upon to advise any of the Parties as to the advisability or inadvisability of taking or refraining from taking any action or drafting or preparing any instructions in relation to the Trust Estate or in relation to any of the purposes of the Trust, and hereby releases the Trustee from such liability.

(l) It is the legitimate owner of the assets subject of this Trust Agreement, and these are free of all encumbrances and without any reservation or limitation of dominion or preemptive rights or rights of both.

II. The Trustee represents, through its trustee delegates, that:

(a) It is a multiple banking institution duly incorporated and validly existing in accordance with the laws of the United Mexican States, and authorized to act as a trust institution in the transactions referred to in Article 46, Section XV of the Law of Credit Institutions, as evidenced by public deed number 157,391 dated February 23, 1994, executed before José Antonio Manzanero Escutia, notary public number 138 of the Federal District, now Mexico City, whose first transcript was duly recorded in the Public Registry of Property and Commerce of the Federal District under commercial folio 187201, and therefore, it participates exclusively as Trustee in this Trust Agreement.

(b) They have sufficient powers to bind it under the terms of this Trust Agreement, as evidenced in public deeds (i) number 19,687 dated November 12, 2009, executed before Fernando Davila Rebollar, notary public number 235 of the Federal District, now Mexico City, whose first transcript was registered in the Public Registry of Property and Commerce of the Federal District on December 10, 2009 under commercial folio number 187201; and (ii) public deed number 43,255 dated January 17, 2018, executed before the faith of Fernando Dávila Rebollar, notary public number 235 of the Federal District, now Mexico City, whose first transcript was registered before the Public Registry of Property and Commerce of the Federal District under commercial folio number 187201, whereby it was recorded the appointment of trustee delegates and the granting of powers by the Trustee, whose faculties and powers have not been granted revoked, limited, or modified in any way as of the date of signature of this Trust Agreement.

(c) It has no legal impediment for the execution of this Trust Agreement, and therefore it agrees to perform the position of trustee institution conferred to it under the terms of the Trust.

(d) Under the terms of the Law of Credit Institutions, it is empowered to conduct Trust operations.

(e) It has made unequivocally known to Vista the scope and legal force of the provision contained in Section XIX, Article 106 of the Law of Credit Institutions, which are reproduced in Section 11.1 of this Trust Agreement.

(f) The right is reserved to request Vista to inform it regarding the origin of the contributions to increase the Trust’s equity, based on Article 115 of the Law of Credit Institutions.

(g) For administrative and control purposes, this Trust has been assigned the number 3844.

Clauses

CLAUSE I. Definitions

Section 1.1 Defined Terms.

Unless expressly defined otherwise elsewhere in this Trust Agreement, capitalized terms in the preceding statements and elsewhere in this agreement are defined and have the meanings ascribed to them in Exhibit “A” to this Trust Agreement.

Section 1.2 Construction.

The definitions referred to in Section 1.1 of this Trust Agreement shall apply to both the singular and plural forms of such terms. When required by the context, any pronoun will include the corresponding masculine, feminine or neutral form. Unless otherwise required by the context, all references to clauses, paragraphs, subparagraphs, subparagraphs, subsections or numerals of clauses shall be construed as references to clauses, paragraphs, subparagraphs, subsections, subsections or numerals of clauses of this Trust Agreement, and all references to schedules shall be construed as references to schedules to this Trust Agreement, which by execution hereof are incorporated by reference to form part of this Trust Agreement. Except as otherwise provided in the Trust Agreement, it shall be understood that the words (a) “hereof.” “herein.” hereunder.” “hereinafter referred to.” and words of similar meaning, when used in this Agreement, shall refer to this Trust Agreement as a whole and not to any particular clause, paragraph, subsection, subparagraph, sub-section or numeral of this Trust Agreement; and of this Trust Agreement; (b) “include”, “include” and “including” shall be construed to be followed by the phrase “ without limitation”, unless otherwise specified; and (c) “asset” and/or “property” shall be construed as having the same meaning and effect, and as referring to any and all assets, property and rights, tangible and intangible, including cash, shares and/or interests representing the capital stock of any corporation or Person, securities, income, and contractual rights. In addition, references to (i) any contract, agreement, document or instrument include reference to such contract, agreement, document or instrument, as the same may be amended, amended in whole or in part, supplemented or otherwise amended, restated, restated or extended at any time and (ii) any law, rule, circular or regulation includes amendments thereto at any time or to any law, rule, circular or regulation superseding the same.

CLAUSE II. The Trust

Section 2.1 Incorporation of the Trust.

The Settlor hereby transfers the amount of $1,000.00 to the Trustee, as an initial contribution (the “Initial Contribution”) for the constitution of the Trust, and the Settlor hereby appoints Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, as trustee of this Trust Agreement, to own and hold the Trust Estate for the Purposes of the Trust in accordance with the provisions of the Trust Agreement and the Governing Law, as well as to comply with the obligations of the Trustee set forth in the Trust Agreement and the Governing Law.

Section 2.2 Acceptance of Trustee’s Appointment.

The Trustee hereby (i) accepts its appointment as trustee of this Trust Agreement, and undertakes to faithfully and loyally comply with the Purposes of the Trust, as well as with all the obligations assumed by the Trustee under the terms of this Trust Agreement and the Governing Law; (ii) receives the Initial Contribution in accordance with the terms of this Trust Agreement; and (iii) acknowledges and accepts title to the Trust Estate as may at any time be conveyed to or belong to the Trustee for the Purposes of the Trust. The Trustee is hereby authorized to take any and all Shares that may be necessary to carry out the Purposes of the Trust, and the Trustee hereby undertakes to take any Shares that may be necessary or convenient for the fulfillment of the Purposes of the Trust, in each case, upon written instructions from the Managing Director and/or any other Person who pursuant to the terms of this Trust Agreement is empowered to give instructions to the Trustee.

Section 2.3 Trust Estate.

(a) Description of the Assets. During the term of this Trust Agreement, the assets of the Trust shall consist of or consist of, as the case may be, of the following assets, property, rights, and obligations (collectively, the “Trust Estate”), it being understood that the assets, property, or rights comprising the Trust Estate shall at all times be fully identified:

(i)	the Initial Contribution;

(ii)	the Trust Shares, with all that in fact and in law corresponds to them;

(iii)	any cash amounts received by the Trustee in payment for Trust Shares under the terms of each Option Agreement or as provided in this Trust Agreement;

(iv)

any securities, certificates, shares, stocks, securities or any other movable or immovable property other than cash corresponding to or relating to the Allocated Shares for any reason, including payment of dividends or distributions in kind, merger, spin-off, transformation, split or reverse split;

(v)	any cash payments corresponding to or relating to the Allocated Shares for any reason, including for the payment of dividends, distributions, redemptions;

(vi)	any amounts in cash that the Trustee receives as proceeds from the sale, disposal or transfer of the Allocated Shares as instructed by the relevant Beneficiary;

(vii)

any cash amounts received by the Trustee from the Subsidiaries as reimbursement for payments made by the Trustee on behalf of and to the order of such Subsidiary for the purpose of acquiring Trust Shares for delivery to employees of such Subsidiary;

(viii)

any contribution in cash resources made from time to time by the Settlor or any of the Beneficiaries to this Trust or by the Trustee under the terms of this Trust Agreement or otherwise received by the Trustee;

(ix)	any and all other assets or rights assigned, attached, or otherwise belonging to and/or acquired by the Trustee to form part of the Trust Estate from time to time; and

(x)

any and all amounts in cash and any accessories, fruits, fruits, products and/or yields derived from or related to the property or assets described in the preceding paragraphs, including the rights derived from or related to the investments or operation of the Trust, which may include the collection of fines and penalties for breach of contract and other similar rights.

(b) Inventory. Pursuant to the Circular, it is hereby stated for the record that the inventory of the assets or rights that as of the date of execution of this Trust Agreement comprise the Trust Estate are those assets or rights described in Section 2.3(a)(i) for all legal purposes whatsoever. Also, the Parties acknowledge that this inventory of the Trust Estate will be modified from time to time, that at the time of the execution of the Trust, the Settlor keeps a copy of the same that they receive from the Trustee at its entire conformity. The foregoing in compliance with the provisions of paragraph five point one of the Circular.

(c) Disclaimer. The Parties to this Trust Agreement acknowledge that the property or rights forming part of the Trust Estate are or will be conveyed to the Trustee solely to carry out the Purposes of the Trust. The Trustee does not assume and is hereby released from any liability whatsoever with respect to the source, authenticity or legitimacy of the resources received from the Settlor, Beneficiaries or any third party.

The Parties recognize that the Trust Estate is transferred to the Trustee exclusively to fulfill the purposes of the Trust. The Trustee shall not assume and is hereby released from any liability or obligation, express or implied, with respect to the existence, genuineness, title or legitimacy of the Trust Estate.

The parties hereto acknowledge and agree that the Settlor has verified the existence, genuineness, title and legitimacy of the Trust Estate, whereby the parties hereto agree to release the Trustee from any obligation and liability in this respect.

Vista acknowledges and accepts that the transfer of the ownership of the trust assets and other goods and rights that integrate and/or that come to integrate the Trust Estate is carried out and will be carried out according to the way in which the Governing Law requires and demands for its perfection.

Section 2.4 Parties to the Trust.

The Parties to this Trust are as follows:

Settlor	Vista Oil & Gas, S.A.B. de C.V.

Trustee	Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, or whoever replaces it in its functions as trustee.

Beneficiaries	Vista Oil & Gas, S.A.B. de C.V., with respect to its right to receive amounts in terms of the provisions herein Trust Agreement.

Participants who, from time to time, enter into an Adherence Agreement as directed by the Managing Director.

Section 2.5 Purposes of the Trust.

In order to accomplish the foregoing purpose (the “Trust Purposes”), the Trustee shall, in each case, in accordance with Governing Law:

(i)

to be the sole and lawful owner of, and to hold and maintain title to, the property and rights now or hereafter forming part of the Trust Estate and to administer the Trust Estate in accordance with the terms and conditions of this Trust Agreement;

(ii)

to open, establish, maintain, and administer the Trust Accounts as provided in the Trust Agreement, and to apply and dispose of all resources of the Trust Accounts (including Permitted Investments) in accordance with this Trust Agreement;

(iii)

to open, establish, maintain, and administer the Escrow Account as provided in the Trust Agreement and to exercise the Economic Rights and the Corporate Rights of the Allocated Shares deposited therein in accordance with this Trust Agreement;

(iv)

in accordance with the provisions of this Trust Agreement and the instructions received from the Managing Director, to carry out all acts that may be necessary or convenient for the proper implementation and compliance with the Incentive Plan, including, among others, (1) to enter into Adhesion Agreements with the Participants, who will adhere to this Trust Agreement and will acquire the status of Beneficiaries, and to exercise the rights and comply with the obligations established in their favor and at their expense, (2) to enter into Option Agreements with the Beneficiaries and exercise the rights and comply with the obligations established in their favor and at their expense, (3) enter into Restricted Stock Award Agreements with the Beneficiaries and exercise the rights and comply with the obligations established in their favor and at their expense, (4) enter into Performance-Linked Allocation Agreements with the Beneficiaries and exercise the rights and perform the obligations established in their favor and at their expense, (5) receive into the Cash Account any cash amounts received by the Trustee from the Settlor or any Subsidiary to cover or reimburse costs and expenses (including those related to the subscription and payment of Trust Shares, as well as the payment of taxes, if any) related to the delivery of Trust Shares to the Participants who are related to such Persons, (6) subscribe and pay Shares or, if applicable, pay the purchase price of such Shares; provided that, in the case of Shares to be delivered to Participants related to the Settlor and in cases of capital increase, the Settlor may elect to capitalize any accounts payable it has with such Participant instead of a cash payment,

(7) receive from the Settlor transfers of the Shares, and (8) transfer to the Beneficiaries, their Legitimate Successors, and the Subsidiaries, if any, the Trust Shares to which they are entitled.

(v)

in accordance with the provisions of this Trust Agreement and the written instructions signed by him or her, received from the relevant Participant, to perform all acts in connection with the Allocated Shares corresponding to such Participant, always on his or her own account and order, and without any liability whatsoever, except as provided in Section 9.2(i), including (1) selling, disposing of or transferring said Allocated Shares, (2) receiving any amounts in cash that the Trustee may receive as proceeds of such sale, disposition or transfer, (3) receiving any securities, certificates, shares, securities or any other real or personal property other than cash corresponding to or relating to said Allocated Shares for any reason, including payment of dividends or distributions in kind, merger, spin-off, transformation, split or reverse split and, if applicable, transferring them to said Beneficiary; (4) receive any cash payments corresponding or relating to such Allocated Shares for any reason, including for the payment of dividends, distributions, redemptions and, if applicable, transmit them to such Beneficiary; and (5) exercise the Corporate Rights and Economic Rights corresponding to such Allocated Shares;

(vi)	prepare and make available to the Settlor, through the trust portal www.invexfiduciario.com, a trust account statement in accordance with the terms set forth in Section 6.4 of this Trust Agreement;

(vii)	comply with and conduct the instructions given to it in writing by the Managing Director, from time to time, in accordance with the terms of this Trust Agreement;

(viii)	to perform any and all necessary, convenient, proper, or useful acts required to achieve any of the Purposes of the Trust in accordance with the direction of the Managing Director;

(ix)

to execute any document instructed by the Managing Director in order to document the delivery, by the Settlor or any Subsidiary, of resources to cover the costs and expenses (including those related to the subscription and payment of Trust Shares, as well as the payment of taxes, if any) related to the delivery of Trust Shares to the Participants that are related to such Persons;

(x)

to engage the services of a notary public at the expense of the Trust Estate to register the Trust Agreement and any amendment or contribution of assets thereto in the RUG, being able to conduct the necessary acts for such purpose, the Settlor releasing the Trustee from any liability or obligation that may arise from the foregoing; and

(xi)

upon the termination of this Trust Agreement or upon the termination of any substitute or successor trust, that the Trustee shall proceed in accordance with the instructions of the Managing Director and the provisions of this Trust Agreement and effect the transfer of the Allocated Shares then forming part of the Trust Estate.

CLAUSE III. Incentive Plan

Section 3.1 Incentive Plan.

(a) The Incentive Plan implemented through this Trust Agreement consists of three different options: (i) Stock Option; (ii) Restricted Shares and (iii) Performance Related Restricted Shares.

(b) As set forth in the Incentive Plan, the Managing Director shall have broad powers to, among other matters: (i) select Participants from among the Eligible Executives, (ii) specify, approve and deliver Incentive Notices, (iii) determine, from time to time, the number of Shares subject to each Incentive; (iv) determine the terms and conditions of each Incentive, (v) determine compliance with or satisfaction of the Release Requirements, and (vi) make any other determinations and formulate any procedures it deems necessary or advisable for the proper administration of the Incentive Plan, including, without limitation, the combination of 2 or more Incentives in which it makes each Eligible Executive a Participant.

(c) On each occasion that the Managing Director determines the participation of an Eligible Executive in the Incentive Plan, it shall deliver a copy of the corresponding Incentive Notice to the Trustee, as well as a letter of instruction specifying the Shares to be taken by the Trustee in order to implement the Incentive in question.

(d) Once an Eligible Executive receives an Incentive Notice in terms of the provisions of the Incentive Plan and this Trust Agreement, such Eligible Executive must execute with the Trustee an Adherence Agreement to the Trust on terms substantially similar to those contained in the document attached to this Trust Agreement as Exhibit “B”. For clarity purposes, the execution of the Adhesion Agreement will be a prerequisite for an Eligible Executive to become a Participant of the Incentive Plan and, consequently, a Beneficiary of this Trust Agreement.

(e) The Adhesion Agreements may establish various grounds for early termination and/or rescission, depending on the particular circumstances applicable to the Eligible Executive in question, as such grounds are determined by the Managing Director.

(f) In addition, in order to be able to implement the Incentive Plan with all Eligible Executives, including personnel of entities that Vista directly or indirectly controls (each such entity, a “Subsidiary”), the Managing Director may at any time instruct the Trustee to (i) subscribe and pay Shares or, as the case may be, pay the acquisition price of such Shares, using for such purpose the resources deposited by the Settlor and/or the respective Subsidiary in the Cash Account, (ii) receive the Shares thus subscribed and paid or acquired, as the case may be, and (iii) transfer to the corresponding Eligible Executive, the Trust Shares corresponding to them.

Section 3.2 Share Purchase Option.

(a) On each occasion so instructed by the Managing Director, the Trustee shall enter into an Option Agreement with the relevant Participant on the terms set forth in the respective incentive Notice, in terms substantially similar to those in the form attached to this Trust Agreement as Exhibit “C”. Such agreement may contain clauses providing that the number of Shares that the respective Participant is entitled to acquire shall be reduced so that the taxes payable by such Participant on such acquisition shall be paid by the Trustee, by the Settlor, by the Subsidiary to which it is related or by any other Person.

(b) A Stock Option confers upon the respective Participant the right to purchase a specified number of shares of Stock during a specified period, at a price determined in accordance with the provisions set forth in the Option Agreement that such Participant enters into with the Trustee. The Participants (or their Legitimate Successors) will only be entitled to exercise those Stock Options that have vested in accordance with the provisions set forth in the relevant Option Agreement. Title to the Stock Optioned Shares will be transferred to the Participant upon the actual exercise of the vested Stock Option in accordance with the terms of the respective Option Agreement.

(c) In terms of the provisions of the Incentive Plan, Stock Options vested by execution of the respective Option Agreement may provide for: (i) payment of the Purchase Price in cash, by delivery to the Trustee of immediately available funds through electronic transfer of funds to the Cash Account of the amounts set forth in the Option Agreement; provided that such transfer shall not be required in the event that Vista or the Subsidiary with which such Participant is related deposits the corresponding resources in the Cash Account; or (ii) the payment of the Purchase Price by means of a cash free procedure by virtue of which the Participant in question will receive the number of Shares resulting from the application of the formula set forth in the Option Agreement, in which case Vista or the Subsidiary with which such Optionee is related, shall, if applicable, deposit in the Cash Account the corresponding resources in the Cash Account; provided that such transfer shall not be required in the event that Vista or the Subsidiary with which such Participant is related, shall deposit the corresponding resources in the Cash Account, resources determined by the Managing Director; or (iii) a mixture of the aforementioned payment methods.

(d) Depending on the method of payment of the Purchase Price provided for in each of the Option Agreements, the following provisions shall apply:

(i) Exercise by cash payment: After the Release Requirements set forth in the Option Agreement have been met, the Trustee shall be instructed by the Managing Director to (i) receive from the Participant the payment due under the Option Agreement or else, carry out all the necessary or convenient acts in order that Vista or the Subsidiary with which such Participant is related to deposit in the Cash Account the resources determined by the Managing Director to make such payment, if applicable, (ii) subscribe and pay the corresponding Shares subject to the Purchase Option or, if applicable, pay the acquisition price of such Shares; it being understood that (1) in the case of capital increases, the subscription price shall be determined by the Managing Director ; and (2) in the case of acquisitions of Shares, the acquisition price shall be that which complies with Governing Law; and in both cases, paid out of the Cash Account; in the understanding, in addition, that in the case of capital increases relating to Participants related to the Settlor, the same may be done through the cancellation of any account payable that Vista has with such Participant; (iii) receive the Shares subject to the Purchase Option in the Custody Account, which, as of such moment, shall be considered as Released Shares and (iv) subject to Section 3.2(g) deliver the corresponding Released Shares to the respective Participant or its Legitimate Successors, to the account at Indeval that such Participant or its Legitimate Successors have instructed in writing.

(ii) Exercise without payment of cash: After the Release Requirements set forth in the Option Agreement have been satisfied, the Trustee shall be instructed by the Managing Director (i) to subscribe and pay for the relevant Warrant Shares or, as the case may be, to pay the purchase price of such Shares; provided that (1) in the case of capital increases, the subscription price shall be determined by the Managing Director, and (2) in the case of acquisitions of Shares, the purchase price shall be the price that complies with Governing Law; and in both cases, paid with a charge to the Cash Account, using for such purpose the resources that Vista or the Subsidiary with which such Participant is related may have deposited in such account for such purpose, as determined by the Managing Director; provided, further, that in the case of capital increases relating to Participants related to the Settlor, the same may be made through the cancellation of any account payable that Vista has with such Participant, (ii) receive the Shares subject to the Call Option in the Escrow Account, which, as of such moment, will be considered as Released Shares, and (iii) subject to Section 3. 2(g) deliver the relevant Released Shares to the respective Participant or its Legitimate Successors, to such account at Indeval as such Participant or its Legitimate Successors have instructed in writing.

(e) Whenever the Trustee receives funds pursuant to the provisions of this Section 3.2(d), whether from the relevant Participant, the Settlor or any of the Subsidiaries, no later than 3 Business Days after the date on which it receives such funds, the Trustee shall transfer such funds to Vista upon the written direction of the Managing Director.

(f) As of the moment the Trustee transfers the Released Shares to the Participants or their Legitimate Successors, such shares will cease to be part of the Trust Estate and, consequently, the Trustee will no longer have any rights over them.

(g) Each Option Agreement must include the details of the Indeval account to which the Released Shares corresponding to the respective Participant must be transferred pursuant to Sections 3.2(d)(i) and 3.2(d)(ii), unless the Managing Director determines otherwise or in the event that the Participant has not communicated in a reliable manner 3 Business Days in advance the Indeval account to which such transfer of the Released Shares must be made. If the Managing Director so decides, those Released Shares that would otherwise have been transferred to the Indeval account provided for in the Option Agreement, will be kept in the Custody Account, which will continue to form part of the Trust Estate as Allocated Shares in favor of the corresponding Participant or its Legitimate Successors in accordance with the provisions set forth in Section 6.3 of this Trust Agreement. In the aforementioned case, the Trustee will deliver to the respective Participant or his Legitimate Successors the Distributions corresponding to the corresponding Allocated Shares in the bank account instructed in writing by the respective Participant or his Legitimate Successors.

(h) The Option Agreements may provide that the Purchase Price that the respective Participant should pay shall not be paid, provided that the Settlor or the Subsidiary with which such Participant is related shall deposit in the Cash Account the amounts determined by the Managing Director and/or, in the case of exercise without payment of cash, such Settlor or Subsidiary shall contribute the resources determined by such Managing Director to the Cash Account; in order that the Trustee may make the subscription and payment, or payment of acquisition, of the corresponding Shares; in the understanding, that in the case of capital increases relating to Participants related to the Settlor, instead of such deposit or contribution of resources in the Cash Account, such Settlor may elect to capitalize any account payable that Vista has with such Participant. Likewise, such contracts shall establish the consequences derived from the termination, for any reason, of the employment relationship of such Participant.

Section 3.3 Restricted Shares.

(a) At the direction of the Managing Director, the Trustee shall enter into an Allocation Agreement with the relevant Participant each time the Trustee so directs Restricted Shares on the terms set forth in the respective Incentive Notice, in terms substantially similar to those in the form attached to this Trust Agreement as Exhibit “D”. Such agreement may contain clauses providing that the number of Shares that the respective Participant is entitled to acquire shall be reduced so that the taxes payable by such Participant in connection with such acquisition shall be paid by the Trustee (upon instruction of the Settlor), by the Settlor, by the Subsidiary to which it is related or by any other Person, out of the Shares subject to such reduction.

(b) Each Restricted Stock Allocation Agreement will entitle the relevant Participant to receive, upon satisfaction of the applicable Release Requirements as determined by the Administrator, one or more shares of Restricted Stock, as provided in such agreement. Once such requirements have been met, the Trustee will be instructed by the Managing Director to (i) subscribe and pay for the corresponding Restricted Shares or, as the case may be, pay the acquisition price of such Shares; provided that (1) in the case of capital increases, the subscription price will be determined by the Managing Director, and (2) in the case of acquisitions of Shares, the acquisition price will be the price that complies with Governing Law; and in both cases, paid with a charge to the Cash Account, using for such purpose the resources that Vista or the Subsidiary with which such Participant is related may have deposited in such account for such purpose, as determined by the Managing Director; provided, further, that in the case of capital increases relating to Participants related to the Settlor, the same may be made by the cancellation of any account payable that Vista has with such Participant, (ii) receive the Restricted Shares in the Escrow Account, which, from such moment on, will be considered as Released Shares, and (iii) subject to Section 3.3(d) deliver the relevant Released Shares to the respective Participant or its Legitimate Successors, to such account at Indeval as such Participant or its Legitimate Successors have instructed in writing.

(c) As of the moment the Trustee transfers the Released Shares to the Participants or their Legitimate Successors, such shares will cease to be part of the Trust Estate and, consequently, the Trustee will no longer have any rights over them.

(d) Each Restricted Stock Allocation Agreement must include the details of the account at Indeval to which the Released Shares corresponding to the respective Participant must be transferred pursuant to Section 3.3(b), unless the Managing Director determines otherwise. If the Managing Director so decides, those Released Shares that would otherwise have been transferred to the Indeval account provided for in the Option Agreement, will be kept in the Custody Account, which will continue to form part of the Trust Estate as Allocated Shares in favor of the corresponding Participant or its Legitimate Successors in accordance with the provisions set forth in Section 6.3 of this Trust Agreement.

In the aforementioned case, the Trustee will deliver to the respective Participant or his Legitimate Successors the Distributions corresponding to the corresponding Allocated Shares in the bank account instructed in writing by the respective Participant or his Legitimate Successors.

(e) The Restricted Stock Award Agreements will establish the consequences derived from the termination, for any cause, of the employment relationship of such Participant.

Section 3.4 Restricted Performance Related Shares.

(a) On each occasion so instructed by the Managing Director, the Trustee shall enter into a Performance-Linked Award Agreement with the relevant Participant on the terms set forth in the respective Incentive Notice, in substantially the same terms as those in the form attached to this Trust Agreement as Exhibit “E”. Such agreement may contain clauses providing that the number of Shares that the respective Participant is entitled to acquire shall be reduced so that the taxes payable by such Participant in connection with such acquisition shall be paid by the Trustee (upon instruction of the Settlor), by the Settlor, by the Subsidiary to which it is related or by any other Person, out of the Shares subject to such reduction.

(b) Each Performance-Linked Allocation Agreement will entitle the relevant Participant to receive, upon fulfillment of the relevant Release Requirements as determined by the Managing Director, one or more Performance-Linked Restricted Shares, on the terms set forth in the Performance-Linked Allocation Agreement. Once said requirements have been met, the Managing Director will instruct the Trustee to (i) subscribe and pay the corresponding Performance Related Restricted Shares or, as the case may be, pay the acquisition price of said Shares; in the understanding that (1) in the case of capital increases, the subscription price will be determined by the Managing Director, and (2) in the case of acquisitions of Shares, the acquisition price will be that which complies with Governing Law; and in both cases, paid with a charge to the Cash Account; using for such purpose the funds that Vista or the Subsidiary to which such Participant is related may have deposited in such account for such purpose, as determined by the Managing Director, it being understood, in addition, that in the case of capital increases relating to Participants related to the Settlor, (ii) receive the Performance Restricted Shares in the Custodial Account, which shall thereafter be deemed to be Released Shares, and (iii) subject to Section 3.4(d) deliver the relevant Released Shares to the respective Participant or its Legitimate Successors, to such account at Indeval as such Participant or its Legitimate Successors have instructed in writing.

(c) As of the moment the Trustee transfers the Released Shares to the Participants or their Legitimate Successors, such shares will cease to be part of the Trust Estate and, consequently, the Trustee will no longer have any rights over them.

(d) Each Performance-Linked Allocation Agreement must include the details of the account at Indeval to which the Released Shares corresponding to the respective Participant must be transferred pursuant to Section 3.4(b), unless otherwise determined by the Managing Director. If the Managing Director so decides, those Released Shares that would otherwise have been transferred to the account at Indeval provided for in the Performance-Linked Allotment Agreement, will be held in the Custody Account, which will continue to form part of the Trust Estate as Allotted Shares in favor of the relevant Participant or its Legitimate Successors in accordance with the provisions set forth in Section 6.3 of this Trust Agreement. In the aforementioned case, the Trustee will deliver to the respective Participant or his Legitimate Successors the Distributions corresponding to the corresponding Allocated Shares in the bank account instructed in writing by the respective Participant or his Legitimate Successors.

(e) The Performance-Linked Assignment Agreements will establish the consequences derived from the termination, for any cause, of the employment relationship of such Participant.

CLAUSE IV. Exercise of Corporate and Economic Rights; Disposition of Assigned Shares

Section 4.1 Corporate Rights.

(a) At general (ordinary or extraordinary) or special meetings of the shareholders of Vista (each, a “Shareholders’ Meeting”) or in the event that the shareholders decide to adopt unanimous resolutions outside a Shareholders’ Meeting that must be formalized in writing pursuant to the Bylaws (the “Unanimous Resolutions”), the Trustee shall exercise the Corporate Rights with respect to the Allocated Shares through a trustee delegate appointed by the Trustee or a special proxy appointed for this purpose by instructions of the Managing Director, and the vote exercised by the Managing Director shall always be in the sense in which the respective Participant instructs him/her in writing; in the understanding that in the event that said Participant does not instruct the Trustee in writing the sense in which the latter shall exercise the Corporate Rights in question, the Trustee shall abstain/vote in accordance with the sense in which the majority votes, without any liability whatsoever, from appearing at the Shareholders’ Meeting in question or from adopting the respective Unanimous Resolutions.

(b) The Trustee shall in no event be responsible for notifying any Participants of the holding of a Shareholders’ Meeting or of the adoption of any Unanimous Resolutions. Derived from the foregoing, the Participants, by their adhesion to this Trust Agreement (i) release the Trustee from any liability in the event of any omission of notice by the Trustee in connection with the holding of a Shareholders’ Meeting or the adoption of Unanimous Resolutions; and (ii) acknowledge that they will be exclusively responsible for promptly following up on all relevant, corporate or any other type of Vista events through the systems established for such purpose by the BMV, in terms of the provisions set forth in the Mexican Securities Market Law and any other Governing Law.

(c) The Parties, in this act, and the Participants, at the time of their adhesion to this Trust Agreement and by that sole fact, acknowledge that each Participant shall be free to act in accordance with its own interests and to instruct the Trustee accordingly for the exercise of the Corporate Rights inherent to the Allocated Shares in question. Derived from the foregoing, under no circumstances shall it be understood that the Participants form a “Group of Persons”, as such term is defined in the Securities Market Law.

(d) The Trustee shall be obligated to cause the Allocated Shares held from time to time in the Custody Account to be represented by its own trustee delegates, for which purpose the Managing Director and the Beneficiaries who, by the sole fact of acquiring such status, adhere to this Trust Agreement, hereby instruct and authorize the Trustee to designate, in accordance with the Trustee’s internal policies, the trustee delegates to represent the Allocated Shares the Shareholders’ Meetings or to adopt Unanimous Resolutions. In any case, the attendance and performance of the attorneys-in-fact empowered by the Trustee pursuant to this Section shall be the sole responsibility of the Participant holding the respective Allocated Shares.

(e) The special proxies, if any, appointed for such purpose, shall deliver a written report to the Trustee of their performance at the Shareholders’ Meetings, as well as of the resolutions adopted thereat, within 5 Business Days following the date of such Shareholders’ Meetings; notwithstanding the foregoing, the Trustee shall not be obliged to monitor or follow up compliance with the resolutions adopted by the Shareholders’ Meeting in question.

Section 4.2 Economic Rights.

(a) The Trustee shall exercise the Economic Rights derived from the Allocated Shares in accordance with the following provisions:

(i)

The Trustee shall hold all Distributions in the Cash Account or Custodial Account, respectively, segregated in sub-accounts for the account of and for the benefit of each Participant and, so long as such Distributions are not delivered to Participants shall invest the same in accordance with the provisions of Clause VII of this Trust Agreement. The Trustee will pay to the Participants or their Legitimate Successors the corresponding proportional part of such Distributions within 5 Business Days after the receipt of the respective Distributions. Any withholding of taxes due under Governing Law in connection with any of such Distributions will be made by the Person required to make such withholding under Governing Law, it being understood that Vista, when delivering funds to the Trustee for the exercise of the Economic Rights of the Allocated Shares and given that this Trust is transparent for tax purposes, will be treated as an individual, in terms of the Income Tax Law.

(ii)

In the event that, for any reason, the exercise of a Corporate Right requires cash contributions by the respective Participant, including without limitation the issuance of new shares as a result of a capital increase, the respective Participant shall provide the necessary amounts required to the Trustee by wire transfer of immediately available funds no later than two Business Days prior to the day on which the Corporate Right is to be exercised and the capital paid in.

Section 4.3 Disposal of Allocated Shares.

(a) Participants holding Allocated Shares in the Custody Account in accordance with the provisions set forth in this Trust Agreement, and subject to the provisions set forth in Articles 363 to 367 of the Securities Market Law and any other Governing Law, shall at all times have the right to instruct the Trustee to sell, dispose of or transfer, through the BMV, in which case, the Trustee will receive in the Cash Account or in the Custody Account, as applicable, the amounts or securities received as consideration for the respective transfer, and such amounts or securities will be transferred to the corresponding Participant to the bank or brokerage account previously instructed in writing by such Participant.

(b) The Parties hereby agree and acknowledge that any transfers of Allocated Shares that the Trustee makes pursuant to the provisions of this Section 4.3 shall be carried out without any liability whatsoever on the part of the Trustee and under the strictest responsibility of the Participant in question; the Participant must deliver in due time and form the corresponding instructions to carry out the transfer referred to in this subsection. The Trustee shall not be responsible for any differences or fluctuations in the price of the Allocated Shares, nor for any market delay that may occur at the time of transfer.

(c) Each Participant, by the sole fact of its adhesion to this Trust Agreement, acknowledges that all liability arising from any transfers of Allocated Shares instructed to the Trustee in terms of this Section 4.3 shall be assumed by such Participant personally, and from the moment of its adhesion to this Trust Agreement releases the Trustee from such liability.

CLAUSE V. The Managing Director

Section 5.1 Managing Director.

(a) The Board of Directors has appointed Alejandro Cherñacov and Pablo Vera Pinto (it being understood that Pablo Vera Pinto, solely and exclusively will act as Managing Director in the case of acts, procedures or situations that have Alejandro Cherñacov as the subject thereof in his capacity as Eligible Participant) to act jointly or individually as their delegates to administer the Incentive Plan (the “Managing Director “). who have accepted the obligations and rights conferred upon them in this Trust Agreement, as set forth in the letter attached hereto as Exhibit “G”. The Settlor, acting under the instructions of the Board of Directors, may at any time replace the Persons acting as Managing Director, by written notice delivered to the Trustee.

(b) The Managing Director shall have the powers expressly provided for in this Trust Agreement and shall be the only Person empowered and competent to issue instructions or deliver notices and notifications to the Trustee in connection with the administration, management, and implementation of the Incentive Plan. Derived from the foregoing, the Parties to this Trust Agreement expressly instruct the Trustee not to conduct any of the acts whose instruction is expressly reserved to the Managing Director without the receipt of such instruction by the Managing Director. The Trustee reserves the right to request from the Managing Director or the person issuing the instruction in question, the signed original of the document containing the instruction in question, as well as any clarifications it deems pertinent with respect to the instructions given, because it considers them to be confusing, imprecise and/or because they do not conform to the purposes of this Trust, or because they cannot be complied with within the time indicated in the respective instruction.

CLAUSE VI. Trust Accounts

Section 6.1 General Provisions.

(a) On the date of execution of this Trust Agreement or on any subsequent date, the Trustee shall open at Banco Invex, S.A. or at any company belonging to Invex Grupo Financiero, S.A. de C.V., the Cash Account and, upon instructions of the Managing Director, any other accounts that may be necessary to comply with the Purposes of the Trust, including, without limitation, the Custody Account (such accounts (the “Trust Accounts”) and maintain such Trust Accounts during the term of this Trust Agreement with Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, or any other financial institution authorized under Governing Law to function as a multiple banking institution and, with respect to the Custody Account, with any financial institution that is a depositor with Indeval. All Trust Accounts will be managed exclusively by the Trustee with the sole right of withdrawal.

(b) The Trustee shall perform all acts necessary or convenient to provide electronic access for consultation, in real time, to the Settlor, the Managing Director and any Person designated by them in writing, in order to obtain information on deposits, withdrawals, balances and other movements related to the Trust Accounts. Additionally, the Trustee makes available and subject to the convenience of the Parties, the trust portal at www.invexfiduciario.com through which they may carry out electronic procedures and access the information of the Trust, in terms of the service provision agreement (“Portal Use Agreement”) attached hereto as Exhibit “H”. without the use of such portal and/or the Portal Use Agreement modifying, substituting or limiting the content of this Trust Agreement, especially the obligations of the Trustee under this Trust Agreement.

(c) Except as otherwise provided in this Trust Agreement, to the extent practicable, the Trustee, in lieu of opening credit, or brokerage accounts for each of the above accounts, may maintain such accounts through the use of records, if such records provide an adequate level of control and identification necessary for the Purposes of the Trust. Any transfers to be made between Trust Accounts shall be made by wire transfer or any other means to which the Trustee has access for such purposes.

Section 6.2 Cash Account.

(a) The Trustee shall open and maintain an account (the “Cash Account”) to receive and deposit (i) the Initial Contribution; (ii) any cash amounts received by the Trustee in payment for Trust Shares under the terms of each Option Agreement; (iii) any cash amounts received by the Trustee from the Settlor or any Subsidiary to cover the costs and expenses (including those related to the subscription and payment of Trust Shares, as well as the payment of taxes, if any) related to the delivery of Trust Shares to Participants who are related to such Persons; (iii) any cash payments corresponding or relating to the Awarded Shares for any reason, including for the payment of Distributions or redemptions; (iv) any cash amounts that the Trustee receives as proceeds from the sale, disposal or transfer of the Awarded Shares that are instructed by the relevant Beneficiary; (v) all amounts derived from the Permitted Investments made by the Trustee in accordance with the provisions of this Trust Agreement; and (vi) any cash contributions made from time to time by the Settlor, the Subsidiaries or any of the Beneficiaries to this Trust or by the Trustee under the terms of this Trust Agreement or otherwise received by the Trustee.

(b) The Cash Account may be denominated in Pesos and/or U.S. dollars, as the Trustee may be instructed in writing by the Managing Director.

(c) The Trustee shall open and maintain a sub-account or bookkeeping record within of the Cash Account for each Participant who, from time to time, joins the Trust and holds Allocated Shares therein. As a result of the foregoing, the Trustee must at all times keep segregated any cash amounts derived from or corresponding to the Allocated Shares of each Participant.

Section 6.3 Escrow Account.

(a) The Trustee must open and maintain an account directly, or through any financial institution depositing with Indeval, an account at Indeval (the “Custody Account”) to hold (i) the Trust Shares; including those in the nature of Released Shares and/or Allocated Shares; and (ii) any securities, certificates, shares, securities or any other movable property other than cash corresponding to or relating to the Allocated Shares for any reason, including payment of Distributions in kind, merger, spin-off, transformation, split or reverse split.

(b) The Trustee must conduct any type of transactions related to the securities held in the Custody Account, in terms of the instructions received for such purposes from the Managing Director (in the case of Trust Shares) or from the respective Participant (in the case of Allocated Shares) in terms of the provisions set forth in this Trust Agreement.

(c) The Trustee shall open and maintain a sub-account or bookkeeping record within of the Custody Account for each Participant who, from time to time, joins the Trust and holds Allocated Shares therein. As a result of the foregoing, the Trustee must at all times keep segregated any Allocated Shares and other securities associated with or derived from the Allocated Shares of each Participant.

Section 6.4 Record: Statement of Account.

(a) The Trustee shall maintain and deliver to Vista in such form as they may agree, from time to time, as requested by Vista in writing, a record containing the following data (provided, however, that for purposes of enabling the Trustee to comply with the obligations under this Section 6.4 (a) (i). (ii). (hi) and (iv). the Managing Director shall be responsible for collecting, condensing, preparing, and furnishing to the Trustee the record referred to in this Section, so that the latter may be in a position to deliver the requested information to Vista):

(i)

The individualized record of each Participant with whom an Option Agreement is entered into, indicating (1) the respective date of execution, (2) the number of applicable Stock Options as determined from time to time by the Managing Director and the vesting schedule under the Option Agreement, (3) the number of Stock Options that have been converted into Released Shares, (4) the number of Released Shares that have been transferred to the Participant and, accordingly, have ceased to be part of the Trust Estate, and (5) the number of Released Shares that have been converted into Allocated Shares and, consequently, continue to be part of the Trust Estate;

(ii)

The individualized record of each Participant with whom a Restricted Stock Award Agreement is entered into, indicating (1) the date of execution of the respective Restricted Stock Award Agreement; (2) the number of Restricted Shares concerned, as the same may be determined from time to time by the Managing Director, and the vesting schedule applicable under the Restricted Stock Award Agreement, (3) the number of Restricted Shares that have been converted into Released Shares, (4) the number of Released Shares that have been transferred to the Participant and, consequently, have ceased to be part of the Trust Estate, and (5) the number of Released Shares that have been converted into Allocated Shares and, consequently, continue to be part of the Trust Estate;

(iii)

The individualized record of each Participant with whom a Performance-Linked Assignment is entered into, stating (1) the date of execution of the respective Performance-Linked Allocation Agreement and the applicable vesting schedule under the Performance-Linked Allocation Agreement; (2) the number of applicable Performance-Linked Restricted Shares, as the same may be determined from time to time by the Trustee, (3) the number of Performance-Linked Restricted Shares that have been converted into Released Shares, (4) the number of Released Shares that have been transferred to the Participant and, consequently, have ceased to be part of the Trust Estate, and (5) the number of Released Shares that have been converted into Allocated Shares and, consequently, continue to be part of the Trust Estate; and

(iv)

Name, date of birth, country of birth, nationality, address, Federal Taxpayers’ Registry, or identification number registered before the corresponding tax authority (if applicable). Unique Population Registry Code or national identity document (if applicable), telephone number, e-mail, and Advanced Electronic Signature (when available) of the Participants or their Legitimate Successors.

(b) As soon as possible, but no later than within the first 10 Business Days following the end of each calendar month, beginning in the month following the date of this Trust Agreement, the Trustee shall deliver to the Settlor the account statements of the Trust Accounts reflecting the movements made by the Trust during the immediately preceding month, and the Settlor may request any clarification to the account statements within 20 Business Days following the receipt thereof. The Trustee shall prepare the account statements according to the formats that have been institutionally established by the Trustee, which shall contain the information that the Trustee determines in accordance with its institutional policies. The Settlor expresses its consent and acceptance for such account statements to be sent electronically to the e-mail address set forth in Section 11.4 of this Trust Agreement or to any other e-mail address that such parties notify to the Trustee by means of a writing signed by the legal representative or an attorney-in-fact of each of the Parties. The Trustee shall not be liable if such statements cannot be delivered due to causes not attributable to the Trustee, in which case the Settlor may request from the Trustee a copy of the corresponding statements.

CLAUSE VII. Permitted Investments

Section 7.1. Permitted Investments.

(a) During the term of this Trust Agreement, the Trustee shall invest, at market prices, any amounts on deposit in the Trust Accounts (except for the Custodial Account) in Permitted Investments in accordance with the written instructions of the Managing Director.

(b) The Trustee shall invest in Permitted Investments referred to in (a) above on the same day on which it receives the relevant funds, if such day is a Business Day and provided that such funds are received by the Trustee by 12:00 p.m. (Mexico City time), or on the next Business Day, if such funds are not received by the Trustee by 12:00 p.m. (Mexico City time), or if such day is not a Business Day.

(c) If any amounts of cash cannot be immediately invested on the same day that such amounts were received pursuant to the Purposes of the Trust, such amounts of cash shall remain uninvested in the applicable Trust Account until invested in Permitted Investments in accordance with the provisions of this Trust Agreement: provided, that in the event that the same are deposited in an account opened with Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, the Permitted Investments shall pay interest rates at the highest rate that such bank pays for transactions with the same term and similar amounts on the dates the deposits are made. In no event shall the Trustee invest the Trust Estate in the acquisition of instruments or securities of any kind issued or guaranteed by any of the Settlor’s affiliates, subsidiaries or controlling company.

(d) The Settlor and the Managing Director hereby authorize the Trustee to carry out Permitted Investments with Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in accordance with the provisions of this Trust Agreement; provided, however, that in no event shall the obligations of the Trustee, acting in such capacity, and of Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting in its own name, arising from or related to such Permitted Investments be extinguished or deemed to be extinguished by confusion and that Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting in its own name, derived from or related to such Permitted Investments, shall be extinguished or deemed extinguished by confusion and that Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, shall not exercise any right of set-off it may have in connection with such Permitted Investments; the foregoing; provided, further, that the corresponding area of Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, with which the Trustee carries out transactions pursuant to this subsection (d), shall not be directly dependent upon each other.

(e) Neither the Trustee, nor the Settlor, nor the Managing Director shall be liable for any detriment to the amounts deposited in the Trust Accounts (other than the Custody Account] which are invested pursuant to this Section 7.1. except in the case of negligence or bad faith of the Trustee, in the terms of Article 391 of the General Law of Credit Instruments and Transactions (Ley General de Títulos y Operaciones de Crédito).

(f) The Trustee has clearly and unequivocally explained to the Settlor and the Managing Director the contents of Section 5.4 of the Circular, the first paragraph of which is transcribed below for all legal purposes:

“5.4. Pursuant to the provisions of Articles 106 section XIX paragraph a) of the Law of Credit Institutions, 103 section IX paragraph b] of the Securities Market Law, 62 section VI paragraph a) of the General Law of Insurance Institutions and Mutual Insurance Companies, and 60 section VI Bis, paragraph a) of the General Law of Insurance Institutions and Mutual Insurance Companies, authorizes Multiple Banking Institutions, Development Banking Institutions that correspond in terms of their organic laws, Brokerage Firms, Insurance Institutions and Surety Institutions are authorized to carry out operations with the same institution acting on their own account in compliance with Trusts, as long as they are operations that their law or provisions emanating thereof allow to carry them out and preventive measures are put in place to enable them to conduct and to to avoid conflicts of interest.”

(g) In conducting Permitted Investments pursuant to this Section 7.1, the Trustee shall observe such guidelines and policies that as a trust division of Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, it traditionally observes for similar transactions.

CLAUSE VIII. Tax Considerations

Section 8.1 Tax Obligations.

(a) All Taxes, duties and other obligations of a fiscal nature that, as a consequence of both the effectiveness and the acts of disposition of this Trust Agreement, may be established or imposed by the corresponding tax provisions, including without limitation the presentation of notices and/or declarations that may be applicable, shall be the strict responsibility of Vista, the Managing Director or the Participants or their Legitimate Successors, if any, or the Trustee, as applicable, in accordance with the legal provisions in force; it being understood that any tax withholding that the Trustee must make in terms of the Governing Law may be made with resources deposited in the Cash Account, as instructed by the Managing Director.

(b) The Trustee shall have no liability for the failure of Vista, the Trustee or the Participants or their Legitimate Successors to perform such obligations. Likewise, Vista or, as the case may be, the Managing Director, shall not be liable for the obligations corresponding to the Trustee. With respect to the tax obligations that the Trustee must comply with as a consequence of the performance of acts related to the Purposes of the Trust, if any, or those executed by instructions of the Managing Director, the Trustee shall comply with such tax obligations out of the Trust Estate and, in the event that there are not sufficient resources, Vista undertakes to increase the Trust Estate with sufficient resources to comply with the tax obligations indicated in this Section.

(c) Vista shall provide the Trustee, upon request, with all documents necessary or sufficient to demonstrate that its tax obligations have been duly and fully complied with.

(d) The Parties agree that the Trustee has not and will not provide advice on tax, legal or accounting matters for the purpose of taking Shares or making decisions regarding the creation and operation of this Agreement. Vista represents that it has received advice from its own legal, tax and accounting advisors with sufficient experience to determine any legal and tax risks.

(e) The Participants or their Legitimate Successors will assume, before the Trustee and third parties, the responsibilities derived from any Tax, right, use, product, social security contribution or analogous responsibility that derives or could derive from the present Trust Agreement or from the administration and property of the Trust Estate; Therefore, they also undertake to make the contributions to the Trust sufficient to settle such obligations and, in the absence thereof, to indemnify and hold the Trustee harmless with respect to the payment of any obligation derived from such concepts.

(f) The obligations of Vista, if any, and of the Participants or their Legitimate Successors under this Section, shall continue in full force and effect even after the date of termination of this Trust Agreement or the resignation or substitution of the Trustee, for up to 5 fiscal years following the date of termination of this Trust Agreement or the date on which the Trustee ceases to act.

(g) Vista, the Managing Director, the Participants and/or their Legitimate Successors undertake to deliver to the Trustee the information necessary to comply with the tax obligations, if any, imposed on the Trustee by the Governing Law and agrees that the Trustee is not and shall not be liable for the non-compliance with the obligation in question if it is derived directly or indirectly from the lack of necessary, sufficient, or timely information for its compliance.

Section 8.2 FATCA and CRS.

(a) In the event that by reason of the execution of this Trust Agreement the obligations related to FATCA and CRS are applicable, compliance with such obligations shall be the responsibility of the Trust, for which purpose the Trustee shall hire, upon written instruction from Vista, an external advisor to provide advisory services, at the expense of the Trust Estate, in connection with the compliance with such obligations. The Trustee, with the prior instruction of Vista, shall grant a special power of attorney to such Person as it may designate and with such powers as may be necessary to conduct any acts necessary for the performance of such obligations, provided that the Trustee shall not be liable for any acts performed by such attorney in fact.

(b) The Trustee and the Beneficiaries of this Trust Agreement shall be obligated to provide Vista and its designee with all documentation and/or information reasonably requested by Vista with respect to the identity (including name, date and place of birth), nationality, citizenship, residence (including tax residence), percentage of participation, tax status, taxpayer registration number (or tax identification number), beneficial owners (or controlling persons), nature of income earned, or any other information related to the Beneficiaries of this Trust Agreement, taxpayer registration number (or tax identification number), beneficial owners (or controlling persons), so that Vista and its advisors may evaluate and comply with any present or future obligations related to FATCA and CRS arising from activities conducted through the Trust (including any information and/or documentation related to the laws for the prevention and identification of transactions with illicitly derived resources) or, as the case may be, to obtain or request the exemption or refund of any applicable Tax (the “Tax Information”). In addition, each Participant or its Legitimate Successors shall update or replace its Tax Information to the extent of any material change (including changes in circumstances) with respect to the Tax Information previously provided.

CLAUSE IX             The Trustee

Section 9.1 Powers of the Trustee.

The Trustee shall have all such powers and authority as may be necessary to carry out the purposes of the Trust, in accordance with the terms of Article 391 of the General Law of Credit Instruments and Transactions; provided, however, that the Trustee shall at all times act in accordance with the instructions of those who, pursuant to the terms of this Trust Agreement, are authorized to instruct the Trustee.

Section 9.2 Liability of the Trustee.

(a) The Trustee shall at all times function as a good parent and in compliance with the obligations set forth in this Trust Agreement and shall not abandon or cause or permit any damage to the Trust Estate which would impair or diminish in any way the commercial value of the Trust Estate or any part thereof.

(b) The Trustee shall not be liable for any acts, deeds, or omissions of Vista or any third party which prevent or hinder the accomplishment of the purposes of this Trust Agreement.

(c) Vista will pay, in a timely manner, any taxes, duties, assessments or charges of any nature (including, if applicable, fines, surcharges and updates) imposed by any Governmental Authority with respect to the Trust Estate (“Taxes”), except for those Taxes that are caused in connection with (i) the transfer of the Released Shares to the respective Participant or its Legitimate Successors, (ii) for the disposition of Allocated Shares upon instructions of the respective Participant or its Legitimate Successors, or (iii) for the payment of Distributions, in which case, such Taxes shall be paid by the respective Participant or its Legitimate Successors, as applicable. Vista and the Participants or their Legitimate Successors, as the case may be, shall provide the Trustee, upon request, with official evidence of the timely payment of such Taxes.

(d) Vista and/or the Managing Director shall have the obligation to notify the Trustee of any situation that may affect this Trust immediately, but in any event within 5 Business Days after Being aware of said affectation; in the event of defense of the trust assets, the Trustee’s responsibility is limited to granting the power of attorney to the person or persons indicated in writing by the Managing Director, whether for administrative or legal proceedings. The Trustee shall not be responsible for the performance of the attorneys-in-fact nor for the result of their Shares, and the fees and expenses shall be borne by the Trust Estate itself.

(e) In case of urgency, the Trustee may perform such acts as are necessary to preserve the Trust Estate and the rights derived therefrom, without any liability to the Trustee, unless the Trustee has acted with malice or in bad faith.

(f) When the Trustee receives any notice, legal action or any other notice related to the Trust, it shall immediately notify the Managing Director and/or the Participants, if any, affected by such notice or action, so that it may act in defense of the Trust Estate, and must carry out the indispensable acts for its preservation, without prejudice to the appointment of the attorney-in-fact referred to in the second paragraph of this Section, at which time any liability of the Trustee shall cease (unless such action is brought due to a breach by the Trustee of any of the obligations set forth in this Trust Agreement). Notwithstanding the foregoing, the Trustee shall reasonably assist in the defense of the Trust Estate if so required by Vista, without this being understood as a liability on account of its results or any cost to be borne by the Trustee, so that in such case it shall pass on to the Trust Estate the fees, costs and Taxes that such assistance may cause, the charge and collection of which is hereby authorized.

(g) The Trustee undertakes to hire the notary public instructed by Vista or the Managing Director to conduct, as soon as possible, but no later than 20 Business Days after the date hereof, the registration of this Trust Agreement in the RUG in terms of Article 389 of the General Law of Credit Instruments and Transactions (Ley General de Títulos y Operaciones de Crédito). In order to carry out the foregoing, the Trustee will instruct the public notary in Mexico that the Settlor or the Managing Director indicates by means of a letter of instruction, to carry out the registration in the RUG and the Parties undertake to carry out all the necessary acts so that the public notary may carry out said registration, including, without limitation and only if necessary, the ratification of the signatures of this Trust Agreement before said public notary. The Settlor hereby undertakes to register or cause to be registered any amendment to this Trust Agreement in the RUG, within 10 Business Days following the execution of such amendment, in the terms described above, the parties releasing the Trustee from the obligation to register in the RUG this Trust Agreement, its amendments and contributions of assets thereto. Any expenses or costs derived from the registration of the Trust Agreement in the RUG, including, but not limited to, any fees of the notary public that shall be covered by the Settlor.

(h) The Trustee agrees to perform only its duties and responsibilities as specifically set forth and in accordance with the Purposes of the Trust. The obligations and liabilities of the Trustee shall be determined solely by the express provisions of this Trust Agreement and as set forth in Governing Law. The Trustee shall only be responsible for the performance of such obligations as specifically set forth in this Trust Agreement and in accordance with the written instructions, notices and/or notifications received by the Trustee under the terms of this Trust Agreement.

(i) The Trustee shall not be liable for any losses incurred as a result of or in connection with Shares taken pursuant to the instructions, notices and/or notices and Purposes of the Trust, except for acts or omissions involving negligence, willful misconduct, or bad faith on the part of the Trustee.

(j) The Trustee shall be civilly liable for any damages caused by the breach of the obligations assumed in this Trust Agreement, it being understood that there is no breach when the Trustee acts in accordance with the purposes of this Trust Agreement and the instructions it receives in accordance with the provisions of this Trust Agreement.

Section 9.3 Compensation.

(a) Vista shall be obligated: (i) to indemnify and hold harmless the Trustee, its trustee delegates, employees and attorneys-in-fact, in the event of any claim, proceeding, suit, demand, liability, loss, damages, penalties, sanctions, Shares or judgments brought, brought, rendered or imposed by any person or competent authority against the Trustee, its directors, officers, employees and attorneys-in-fact, and (ii) to reimburse the Trustee, its trustee, officers, employees and attorneys-in-fact, for any costs, expenses or disbursements of any nature (including reasonable and documented fees and expenses of legal counsel) incurred, or any damages suffered by them by reason of any claim, suit, proceeding, demand, liability, loss, damage, sanction, penalty, action or judgment brought, rendered or imposed against the Trustee, its directors, officers, employees and attorneys-in-fact, in connection with the validity and legality of this Trust Agreement (including, without limitation, the due transfer of ownership and/or title to the assets and other property and rights comprising and becoming a part of the Trust Estate), or any acts performed by the Trustee pursuant to the instructions, notices and/or notices received by the Trustee in accordance with the terms and conditions of the Trust, unless resulting from (and) acts performed with negligence, willful misconduct or bad faith of the Trustee or in disregard of the instructions received, and/or (z) violation of the terms of this Trust Agreement or Governing Law.

(b) The Trustee shall be entitled to be represented by its own counsel in the proceedings referred to in this Section. Vista shall pay to the Trustee reasonable and documented fees, expenses, and costs in connection with the proceedings referred to in this Section on the date requested by the Trustee in writing in accordance with this Section. In the event that it is proven that the legal Shares initiated by the Trustee were the result of willful misconduct, negligence or bad faith of the Trustee, the Trustee shall be obligated to return all amounts granted to it for fees, expenses and costs derived from the legal Shares undertaken by the Trustee; this amount shall be delivered to Vista within a maximum period of 10 calendar days, counted from the date on which the corresponding judgment has been rendered, in which the existence of fraud, bad faith or negligence on the part of the Trustee has been evidenced.

(c) The Trustee shall not be obliged to make any out-of-the-pocket expenses or to incur in financial liabilities other than those undertaken under its capacity as Trustee, in the fulfillment of the Purposes of this Trust.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, Vista shall have no obligation to indemnify or reimburse the Trustee pursuant to the provisions of this Section, when there has been negligence, willful misconduct or bad faith on the part of the Trustee or its Shares have not been in accordance with the instructions received from the Managing Director, provided that such instructions are in accordance with the provisions of the Trust.

Section 9.4 Waiver and Replacement of the Trustee.

(a) The Trustee may be removed at any time by written agreement of the Parties hereto or by resolution of Vista; provided, however, that the Trustee shall be notified in writing of such removal at least 15 calendar days prior to the date on which such removal is to take effect and; it being further understood that within such 15 calendar day period, a substitute trustee shall be appointed by the Settlor (which substitute trustee shall be reasonably acceptable to the Trustee), and shall have accepted such appointment in terms of this Trust Agreement.

(b) The Trustee may only resign its appointment in the event referred to in Article 391 of the General Law of Credit Instruments and Transactions; provided, however, that the Trustee must notify the Settlor and the Managing Director in writing of its intention to resign at least 60 calendar days prior to the date of resignation; provided, further. that the Trustee shall not be released as trustee under this Trust Agreement until a substitute trustee has been appointed by the Settlor, and such substitute trustee has accepted such appointment in writing.

(c) Any substitute trustee shall have the same rights and duties as the Trustee under this Trust Agreement and shall be deemed to be the “Trustee” for all purposes of this Trust Agreement.

(d) In the event that the Trustee ceases to function as trustee in accordance with this Section, the Trustee shall prepare statements of account and all other information relating to the Trust Estate and deliver them to the Settlor and the Managing Director at least 30 days prior to the date on which such removal or resignation is to take effect.

Section 9.5 Deliver/ of Documentation to the Trustee.

The Settlor hereby undertakes to deliver to the Trustee the applicable documentation in accordance with the Governing Law, reasonably requested by the Trustee, within 15 Business Days from the date on which they are required.

Section 9.6. Trustee’s Fees.

As consideration for its services as trustee under this Trust Agreement, the Trustee shall be entitled to receive the fees (including value added tax) set forth in the document attached hereto as Exhibit “F.” The Trustee’s fees will be paid out of the Trust Estate.

Section 9.7 Operations with Third Parties.

The Trustee shall behave as such before the individuals or corporations with whom he or she performs legal acts, in compliance with the Purposes of the Trust, without assuming any personal responsibility for it.

Section 9.8 Transactions with the Institution itself.

(a) The Parties agree that, in order to avoid conflicts of interest, they authorize and empower the Trustee to enter into investment, foreign exchange and checking account transactions with the same institution, provided that the latter acts on its own behalf and recognizing that there is no hierarchical dependence between the departments involved in such transactions.

(b) Notwithstanding the foregoing, the Trustee shall require express written authorization from Vista to enter into any other type of contract with the same institution in order to avoid a conflict of interest.

(c) In addition, since the Trustee acts on behalf of Vista, in the transactions it enters into with Vista, the rights and obligations arising from such contracts will not be extinguished by confusion, by virtue of the fact that the Trustee is acting in furtherance of the purposes of this Trust Agreement and in accordance with instructions from Vista.

(d) By virtue of the foregoing, the Trustee has clearly and unequivocally explained to the Parties the contents of section 5.4 of the current Circular, the first paragraph of which is transcribed below for all purposes whatsoever:

“5.4. Pursuant to the provisions of Articles 106 section XIX paragraph a) of the Law of Credit Institutions, 103 section IX paragraph b) of the Securities Market Law, 62 section VI paragraph a) of the General Law of Insurance Institutions and Mutual Insurance Companies, and 60 section VI Bis, paragraph a) of the General Law of Insurance Institutions and Mutual Insurance Companies, authorizes Multiple Banking Institutions, Development Banking Institutions that correspond in terms of their organic laws, Brokerage Firms, Insurance Institutions and Surety Institutions are authorized to carry out operations with the same institution acting on their own account in compliance with Trusts, as long as they are operations that their law or provisions emanating thereof allow them to carry them out and preventive measures are established to avoid conflicts of interest.”

CLAUSE X Termination

Section 10.1 Effectiveness of Agreement.

(a) The Trust shall remain in effect for the maximum term permitted under Governing Law, unless the Trust is terminated in accordance with subsection (b) below.

(b) This Trust Agreement may be terminated early on any date by written notice given by the Managing Director to the Trustee at least 10 Business Days prior to the effective date of termination in the event that the Trustee is notified in writing by the Managing Director of the termination of the Incentive Plan. In this case, the Managing Director shall be empowered to instruct the Trustee how the Trust Estate is to be distributed.

CLAUSE XI Miscellaneous

Section 11.1 Legal Prohibitions.

(a) Pursuant to paragraph (b) of section XIX of Article 106 of the Law of Credit Institutions, the Trustee declares that it has clearly and unequivocally explained in writing to the Parties hereto, the meaning and consequences of said article, which is hereby transcribed for the purposes hereof:

“Article 106. Credit Institutions shall be prohibited:

...

XIX In the performance of the transactions referred to in fraction XV of Article 46 of this Law:

a) Repealed.

b) To respond to the settlors, agents, or principals, for the default of the debtors, for the credits granted, or of the issuers, for the securities acquired, unless it is their fault, as provided in the final part of Article 391 of the General Law of Credit Instruments and Operations, or to guarantee the receipt of returns on the funds whose investment is entrusted to them.

If at the termination of the trust, mandate or commission which was constituted to grant credits, such credits were not settled by the debtors, the institution shall transfer them to the settlor or beneficiary, as applicable, or to the agent or principal, refraining from covering their amounts.

In trust, mandate or commission contracts, the provisions of this paragraph and a declaration by the trustee to the effect that it made its contents unequivocally known to the persons from whom it has received assets or rights for its Trustee assignment shall be inserted in a notorious manner;

c) Act as trustees or agents in trusts, mandates or commissions, respectively, through which, directly or indirectly, funds from the public are received, by any act causing a direct or contingent liability, save and except in case of trusts constituted by the Ministry of Finance and Public Credit, and trusts through which securities that shall be recorded at the National Security Registry (Registro Nacional de Valores, RNV) are issued, in accordance with the provisions of the Securities Market Law;

d) Perform the Trusts, mandates or commissions referred to in the second paragraph of article 88 of the Investment Companies Law;

e) Acting in Trusts, agencies or commissions through which limitations or prohibitions contained in financial laws are evaded;

f) To use funds or securities of trusts, mandates, or commissions for the granting of loans, in which the trustee has the discretionary power in the granting of the same to carry out operations by virtue of which their trustee delegates; the members of the board of directors or board of administrators, as the case may be, both proprietary and alternate, whether or not they are in office; the employees and officers of the institution; the proprietary or alternate commissioners, whether or not they are in office; the external auditors of the institution; the members of the technical committee of the respective trust; the ascendants or descendants in the first degree or spouses of the aforementioned persons, the companies in whose assemblies such persons or the institutions themselves have a majority, as well as those persons that Banco de México determines by means of general provisions;

g) To manage rural properties, unless they have received the administration to distribute the estate among heirs, legatees, associates or creditors, or to pay an obligation or to guarantee its fulfillment with the value of the same property or its products, and in these cases the administration shall not exceed a term of two years, except in the case of production trusts or guarantee trusts, and

h) Enter into trusts that manage sums of money contributed periodically by groups of consumers integrated through marketing systems, destined for the acquisition of certain goods or services, of those provided for in the Federal Consumer Protection Law.

Any agreement contrary to the provisions of the preceding paragraphs shall be null and void."

(b) Also, in accordance with the provisions set forth in section 5.5 of the Circular, the relevant provisions of section 6 of said Circular are transcribed below for all applicable purposes:

“6. PROHIBITIONS.

6.1 In the execution of Trusts, the Trustee Institutions shall be prohibited from the following:

a) To charge at the expense of the trust estate prices other than those agreed upon at the execution of the transaction at issue;

b) To guarantee the collection of returns or prices for the funds whose investment is entrusted to them, and

c) Conduct operations under conditions and terms contrary to its internal policies and sound financial practices.

6.2 The Trustee Institutions may not enter into transactions with securities, credit titles or any other financial instrument that do not comply with the specifications that have been agreed in the corresponding Trust contract.

6.3 Trustee Institutions may not conduct types of Trusts that are not authorized for entering into as pursuant to the laws and provisions governing them.

6.4 Under no circumstances may the trustee Institutions cover the payment of any sanction imposed onto such Institutions by any authority with the trust heritage.

(...)

6.6 Trust Institutions shall observe the provisions of Articles 106 section XIX of the Law of Credit Institutions, 103 section IX of the Securities Market Law, 62 section VI of the General Law of Mutual Insurance Institutions and Companies, 60 section VI Bis of the Federal Law of Surety Institutions and 16 of the Organic Law of the Rural Financial Institution, as applicable to each Institution”

(c) In accordance with section 5.5 of said Circular, the Trustee has made the Parties aware of the fact that the Trustee will be civilly liable for any damages caused by the breach of its obligations under this Trust Agreement, only if a competent judicial authority determines that such breach was caused by the Trustee.

Section 11.2 Expenses; Costs; Taxes and Fees.

All expenses, costs, Taxes, commissions and fees related to or arising from the preparation and execution of this Trust Agreement, and any amendments thereto, as well as any act or document carried out, prepared, executed or notified pursuant to this Trust Agreement, as well as all and any expenses incurred by the Trustee in the performance of its obligations hereunder shall be borne entirely and exclusively by Vista, except for those referred to in Clause III, as well as any and all expenses incurred by the Trustee in the performance of its obligations hereunder, shall be borne entirely and exclusively by Vista, except for those referred to in Clause III, in which case they shall be paid by Vista or the Subsidiary, as applicable, subject to the provisions of Section 8.1 of this Trust Agreement.

Section 11.3 Irrevocability of the Trust; Modifications.

(a) The Trust shall be irrevocable and shall remain in full force and effect until the expiration of its term, except for the cases of early termination set forth in this Trust Agreement.

(b) The terms and conditions of this Trust Agreement may only be amended by written agreement of the Settlor and the Trustee; provided, however, that the consent of the Beneficiaries shall not be required for purposes of making the aforementioned amendments; provided, further, that in the event the Trustee is instructed to amend any Option Agreements, Restricted Stock Award Agreements and/or Performance Linked Award Agreements, the consent of the respective Participant shall be required for such purposes.

Section 11.4 Notices.

(a) All notices and communications established in this instrument shall be in Spanish language, shall be in writing and shall be delivered or sent with acknowledgment of receipt to each of the Parties at the addresses mentioned below:

Vista:

Paseo de la Reforma 243. 18th

floor. Alcaldía Cuauhtémoc, C.P.

06500 Ciudad de México, México

Attention: Alejandro Cherñacov

Vista: designates the domicile of the Managing Director:

Paseo de la Reforma 243. 18th

floor. Alcaldía Cuauhtémoc, C.P.

06500 Ciudad de México, México

Attention: Alejandro Cherñacov/Pablo Vera Pinto

Trustee:

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero

Torre Esmeralda I, Blvd. Manuel Ávila Camacho No. 40, piso 7, Lomas de Chapultepec, Miguel Hidalgo, 11000, CDMX.

Attention: Pedro Izquierdo Rueda and Edgar Figueroa Pantoja.

(b) Any Party may designate another address or person to receive notices under this Trust Agreement by notice delivered to the other Parties in accordance with the provisions of this Section and, in the absence of such notice, any notices or communications delivered at the above address shall have legal effect in accordance with subsection (a) above.

(c) The Managing Director agrees to send to the Trustee all instructions, notices and/or notifications related to this Trust Agreement by e-mail and/or by means of an original letter on letterhead.

(d) By virtue of the foregoing, the Trustee is authorized to act in accordance with the instructions transmitted pursuant to this Section.

(e) In the event that the instructions, notices and/or notices are not delivered as aforesaid and/or a confirmation telephone call could not be made in this regard, the Parties expressly and irrevocably consent that the Trustee shall not execute the instructions, notices and/or notices.

Section 11.5 Communications and Instructions.

(a) The Parties hereby agree that all instructions, notices, requests, responses, and any other communications required or permitted to be given pursuant to the provisions of this Trust Agreement shall be in writing and shall be effective upon receipt by Vista, the Managing Director and the Trustee at the addresses indicated by the Parties in this Trust Agreement. The aforementioned instructions may be sent by any of the means previously agreed upon by the Parties, which may be: autographed original delivered directly to the addresses mentioned; by certified mail, with acknowledgment of receipt, through a private courier service of immediate delivery (for example, DHL, UPS or Federal Express), or if applicable, by means of communications transmitted via fax or e-mail, provided that the latter is accompanied by the instructions in PDF duly signed by the Managing Director, and that there is the corresponding acknowledgment of receipt; and any other alternative means of communication, provided that the provisions of this Section are observed.

(b) For purposes of the notices and instructions given to the Trustee pursuant to this Trust Agreement, the form of identification and operation of the Trust shall be through the Trust agreement number and the authorized and duly registered signature or signatures of the person or persons requesting any transaction or service, which shall be contained in the instructions given to the Trustee.

(c) The Parties acknowledge and agree that the Trustee shall be empowered to execute on business days and hours, solely and exclusively, the instructions given in accordance with this Trust Agreement and the security procedures mentioned above.

(d) The Trustee reserves the right to request from the Managing Director, Vista or the person issuing the instruction in question, the signed original of the document containing the instruction in question, as well as all the relevant documents, and all the information required for the execution of the instruction, as well as all clarifications that it deems pertinent with respect to the instructions given to it, because it considers them to be confusing, imprecise and/or because they do not conform to the purposes of this Trust, or because they cannot be fulfilled within the time indicated in the respective instruction.

Section 11.6 Exhibits and Headings.

All documents attached hereto or with respect to which reference is made in the Trust Agreement are incorporated by reference into, and shall be deemed to form a part of, this Agreement. The captions and headings included in the Trust Agreement are for convenience only and shall not in any way define, limit, or describe the scope or intent (or otherwise affect the interpretation) of any provision of this Trust Agreement.

Section 11.7 Governing Law; jurisdiction.

With respect to the interpretation and performance of this Trust Agreement, the Parties hereby expressly and irrevocably submit to the governing laws of Mexico, and to the jurisdiction of the competent courts of Mexico City, and therefore expressly and irrevocably waive any other jurisdiction that may correspond to them by virtue of their present or future domiciles or for any other reason.

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IN WITNESS WHEREOF, the Parties hereto have executed this Trust Agreement as of the date first written above.

SETTLOR:

Vista Oil & Gas, S.A.B. de C.V.

By:	[ILLEGIBLE SIGNAURE APPEARS]
Name: Alejandro Cherñacov
Title: Legal Representative

TRUSTEE:

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero

By:
Name: Luis Said Rajme Lopez
Position: Delegate Trustee

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero

By:
Name: Edgar Figueroa Pantoja
Position: Trustee Delegate

IN WITNESS WHEREOF, the Parties hereto have executed this Trust Agreement as of the date first written above.

SETTLOR:

Vista Oil & Gas, S.A.B. de C.V.

By:
Name: Alejandro Cherñacov
Title: Legal Representative

TRUSTEE:

Banco Invex, S.A., Institución de Banca Mùltiple, Invex Grupo Financiero

By:	[ILLEGIBLE SIGNAURE APPEARS]
Name: Luis Said Rajme Lopez Position:
Delegate Trustee

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero

By:	[ILLEGIBLE SIGNAURE APPEARS]
Name: Edgar Figueroa Pantoja Position:
Trustee Delegate

Exhibit “A”

Trust Agreement

Defined Terms

“Shares” means shares representing the capital stock of Vista regardless of class or series.

“Allocated Shares” means the Released Shares that the relevant Participant instructs the Trustee to keep on deposit in the Escrow Account for the benefit of such Participant in accordance with the provisions set forth in the Trust Agreement.

“Trust Shares” means the Shares transferred by Vista to the Trustee to form part of the Trust Estate, from time to time, pursuant to the Incentive Plan and this Trust Agreement, either through transfers of Shares from Vista to the Trustee pursuant to Section I of Article 367 of the LMV, through acquisitions of its own Shares made by the Trustee to Vista pursuant to Section III of such Article 367 of the LMV, or through any other mechanism permitted under Governing Law; it being understood that the term Trust Shares includes the Released Shares and the Allocated Shares.

“Released Shares” means the Subject Shares, Restricted Shares and/or the Performance-Linked Restricted Shares in respect of which the Release Requirements provided for in the Option Agreement, the related Restricted Share Award Agreement or the related Performance-Linked Award Agreement have been satisfied, the other requirements provided for in this Trust have been met and, accordingly, the relevant Participant is already entitled to receive.

“Stock Optioned Shares” means the Shares that are the subject of an Incentive consisting of a Stock Option, in terms of the respective Option Agreement.

“Restricted Shares” means the Shares granted to Participants as Incentive Awards under the terms of the applicable Restricted Stock Award Agreement.

“Performance-Linked Restricted Shares” means the Shares granted to Participants as Incentive Awards under the terms of the applicable Performance-Linked Award Agreement.

“Managing Director “ has the meaning set forth in Clause V of this Trust Agreement.

“Initial Contribution” has the meaning ascribed to such term in Section 2.1 of this Trust Agreement.

“Shareholders’ Meeting” has the meaning set forth in the first paragraph of the Section 4.1 of this Trust Agreement.

“Government Authority” means any governmental or regulatory entity, state, or any political subdivision thereof, any administrative, legislative, or judicial body, and any agency, authority, legislative body, court, central bank, or other entity exercising executive, legislative, judicial, fiscal, regulatory, administrative powers, or functions of or pertaining to the government (including deconcentrated and decentralized governmental agencies).

“BMV” means, for its Spanish acronym, Bolsa Mexicana de Valores, S.A.B. de C.V., or the Mexican Stock Exchange.

“Circular” means Circular 1/2005, issued by Banco de México, which contains the Rules to which Credit Institutions, Brokerage Firms, Insurance Institutions, Bonding Institutions and Limited Purpose Financial Companies and Financial Rural must adhere to in trust operations.

“Board of Directors” means the board of directors of Vista.

“Restricted Stock Allocation Agreement” means the agreement which, in terms of Section 3.3 of the Trust Agreement, the Trustee enters into with the Participant to whom an Incentive consisting of the allocation of Restricted Stock is granted.

“Performance-Linked Allocation Agreement” means the agreement which, in terms of Section 6.4 of the Trust Agreement, the Trustee enters into with the Participant to whom an Incentive consisting of the allocation of Performance-Linked Restricted Shares is granted.

“Trust Agreement” means this Trust Agreement, together with any and all Exhibits referred to in this Trust Agreement, which Exhibits are incorporated by reference and made an integral part hereof.

“Option Agreement” means the agreement which, in terms of the provisions of Section 3.2 of the Trust Agreement, the Trustee shall enter into with the Participants who are granted an Incentive consisting of a Stock Option.

“Adherence Agreement” means each agreement to be entered into on terms substantially similar to the document attached to the Trust Agreement as Exhibit “B”. between the Trustee and an Eligible Executive, as directed by the Trustee.

“Portal Use Agreement” means the service agreement attached to this Trust Agreement as Exhibit “H”.

“CRS” means the Standard for Automatic Exchange of Financial Account Information for Tax Purposes (including Commentary), developed by the Organization for Economic Cooperation and Development in conjunction with the G20 countries and the Multilateral Agreement between Competent Authorities for the Automatic Exchange of Financial Information for Tax Purposes, as amended from time to time or any comparable regulation that may replace it in the future, as well as any similar legislation, whether present or future (including, in particular, Article 32-Bis of the Federal Tax Code and Annex 25-Bis of the RMF; and any official interpretations derived therefrom (including administrative criteria) together with, for the avoidance of any confusion, any provisions issued as a result of any of the foregoing, as amended from time to time.

“Cash Account” has the meaning ascribed to such term in the Section 6.2 of the Trust Agreement.

“Custody Account” has the meaning ascribed to such term in the Section 6.3 of the Trust Agreement.

“Trust Accounts” has the meaning ascribed to such term in Section 6.1 of the Trust Agreement.

“Corporate Rights” means the voting rights and other corporate or partnership rights attached to the Allocated Shares in accordance with Governing Law and the Company’s Bylaws.

“Economic Rights” means the rights inherent in or derived from the Allocated Shares other than the Corporate Rights, including rights to receive Distributions, in accordance with Governing Law and the Company’s Bylaws.

“Business Day” or “Business Days” means any day that is not Saturday, Sunday or a day on which banks must or are permitted to close in Mexico City, Mexico.

“Distributions” means any payment, distribution or delivery of any amounts received by the Trustee in respect of any Allocated Shares, whether in the form of a dividend, redemption of the Allocated Shares, redemption or reductions of share capital or any other payments or distributions made by Vista in respect of the Allocated Shares.

“Eligible Executive” means any Person who meets the requirements set forth in the Incentive Plan for the purpose of participating in the Incentive Plan.

“Bylaws” means the current bylaws of Vista, as amended from time to time. amended or modified from time to time.

“FATCA” means the Foreign Account Tax Compliance Act of 2010 of the United States of America, including Sections 1471 through 1473 of the Internal Revenue Code of the United States of America, as amended from time to time, or any comparable regulations that may hereafter supersede it, as well as any similar legislation, whether present or future (whether or not originating in the United States of America), their official interpretations (including any administrative guidance or guidelines issued thereunder), together with any intergovernmental agreements and regulations resulting from any intergovernmental negotiations, as amended from time to time (including, in particular, the Interagency Agreement between the Mexican Ministry of Finance and the U.S. Department of the Treasury to improve international tax compliance, including with respect to FATCA, and Annex 25 twenty-five of the RMF).

“Beneficiary” means (i) Vista, with respect to its right to receive amounts in terms of the provisions of this Trust Agreement; and (ii) Participants who, from time to time, enter into an Adherence Agreement as instructed by the Managing Director.

“Trust” means the trust incorporated in accordance with the Trust Agreement.

“Trustee” shall have the meaning set forth in the preamble hereof.

“Trust Purposes” has the meaning ascribed to such term in Section 2.5 of the Trust Agreement.

“Taxes” has the meaning ascribed to such term in Section 9.2 of this Trust Agreement.

“Incentive” means the set of economic benefits unilaterally determined by Vista for the benefit of its employees who are Eligible Executives and developed in the Incentive Plan and which may consist of the grant to such Eligible Executives of (i) a Stock Option; and/or (ii) Restricted Stock; and/or (iii) Performance-Linked Restricted Stock.

“Indeval” means, for its Spanish acronym, the S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.

“Permitted Investments” means the following investments to be made by the Trustee, at market prices, in accordance with the instructions of the Managing Director, with the amounts deposited in the Trust Accounts forming part of the Trust Estate, in the following instruments: in any type of securities or instruments at the option of the Managing Director, including, but not limited to, debt instruments issued, guaranteed or guaranteed by the federal government, denominated in pesos, in investment units (UDIS) or in dollars, legal currency of the United States of America, at maturity or under repurchase agreements, in debt investment companies regulated by the National Banking and Securities Commission, in

bank securities of Mexican banks or foreign banks or their subsidiaries in Mexico, denominated in pesos, in investment units (UDIS) or in dollars, legal currency of the United States of America, in debt securities of Mexican or foreign companies, denominated in pesos, in investment units (UDIS) or in dollars, legal currency of the United States of America, at maturity or under repurchase agreements, in shares of Mexican public companies, listed on Bolsa Mexicana de Valores, S.A.B. de C.V. or foreign companies listed on recognized securities markets, in equity investment companies that are regulated by the Mexican National Banking and Securities Commission or in debt investment companies, with the purpose of hedging and investing in U.S. dollars, legal currency of the United States of America and regulated by the National Banking and Securities Commission.

In any case, these investments will be made for the necessary terms to ensure that an adequate level of liquidity will be maintained in order to timely comply with the payments, transfers, or disbursements to be made from the Trust’s assets.

In the event that the Trustee does not receive the instructions referred to in the preceding paragraph, the Trustee, without any liability whatsoever, will invest the liquid resources only in debt instruments issued, guaranteed or guaranteed by the federal government under repurchase or direct repurchase agreements in terms of no more than 7 days, or in fixed income investment companies regulated by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores). If they are U.S. dollars, legal tender in the United States of America, such amounts will be invested in debt instruments issued by the federal government of the United States of America as well as by Mexican or U.S. financial institutions, including but not limited to accounts that pay interest on average balance, notwithstanding that in terms of general market conditions, the rate that these instruments may pay is 0% (zero percent) annually, debt instrument funds in such currency, as well as in transactions denominated as Whole Loan Repo (Repo Transactions), a fund of money market with daily liquidity managed by the institution, These investments may be made in accordance with the minimum amounts and terms. For the purposes of the investment referred to in the preceding paragraphs, the Trustee shall be subject in all cases to the legal or administrative provisions regulating the investment of trust funds and shall cover the commissions and expenses arising from the contracting thereof, charged to the Trust Estate. The purchase of securities or investment instruments will be subject to the disposition and liquidity of the same and to the market conditions existing at that moment. Likewise, the Settlor hereby expressly releases the Trustee from any liability arising from the purchase of securities or investment instruments, as well as for any losses that may affect the subject matter of this Trust as a consequence of the investments made by the Trustee, unless there is fraud, fault, or negligence on the part of the Trustee.

“Governing Law” means, with respect to any person, all laws, ordinances, rules, orders, provisions, and regulations of any Governmental Authority applicable to such person or to any of its subsidiaries or to any of their respective properties or assets, in Mexico or abroad.

“Mexico” means the United Mexican States.

“Incentive Notice” means the written notice delivered by the Trustee to Eligible Executives, pursuant to the terms of the Incentive Plan, notifying the respective Eligible Executive of, among other things, (i) the type of Incentive to be enjoyed by the Eligible Executive; (ii) the applicable Release Requirements; and (iii) the specific additional terms and conditions of the Incentive in question.

“Stock Option” means the Incentive that confers on the respective Participant the right to purchase a specified number of Stock Optioned Shares during a specified period, at a specified price in accordance with the provisions set forth in the relevant Option Agreement.

“Parties” has the meaning set forth in the foreword to this Trust Agreement.

“Participant” means the Eligible Executive who (i) has received an Incentive Notice in terms of the Incentive Plan; and (ii) has entered into an Adherence Agreement in terms of the provisions of Section 3.1 of the Trust Agreement.

“Trust Estate” has the meaning ascribed to such term in Section 2.3 of this Trust Agreement.

“Person” means any individual, corporation, partnership, corporation, partnership, association, firm, trust, unincorporated organization, Governmental Authority, or other entity.

“Pesos”, “pesos”, “Ps.” or “$” means pesos, the legal tender of Mexico.

“Plan” has the meaning ascribed to such term in subsection (I) (a) of the Background of this Trust Agreement.

“Purchase Price” means the price to be paid by each Participant or its Legitimate Successors in Interest for the Purchase Option Shares to which it is entitled under the terms of each Option Agreement.

“Release Requirements” means the conditions described in each Call Option Agreement, Restricted Stock Award Agreement and/or Performance-Linked Award Agreement, as applicable, which must be satisfied and so determined by the Managing Director, in order for Participants or their Legitimate Successors to be entitled to subscribe for and pay, or receive, as the case may be, the Stock Options, Restricted Shares and/or Performance Related Restricted Shares, as applicable, and the same are deemed to be Released Shares.

“Unanimous Resolutions” has the meaning ascribed to such term in Section 4.1 of this Trust Agreement.

“RMF” means the current Miscellaneous Tax Resolution, as amended, or supplemented from time to time.

“RUG” means the Sole Section of the Sole Registry of Movable Guarantees of the Public Registry of Commerce.

“Subsidiary” has the meaning ascribed to such term in Section 3.1(f) of this Trust Agreement.

“Legitimate Successors” means, in the event of (i) death or declaration of absence, the persons having the character of heirs or legatees of the respective Participant, whether by will or intestate and (ii) determination of incapacity of the Participant, the persons who have been appointed as guardians and have accepted their commission.

“Vista” has the meaning set forth in the foreword to this Trust Agreement.

I, the undersigned, Mr. David Suro, authorized by the Superior Court of Justice of Mexico City to practice as English and Spanish Official Expert Translator, as set forth in Resolution 16-44/2020, published in its Gazette for Legal Notices & Advertisements (Boletín Judicial) on 8 March 2021 in issue No. 11, Tome CC, on page 32, and referred in the List of Auxiliary Official Experts for the Public Administration under No. 186, DO CERTIFY that this page, is an accurate translation to the best of my knowledge, of the original document that I had at sight. Mexico City, December 07, 2022.

FIRST AMENDMENT AGREEMENT, dated as of December 2, 2022 (the “Agreement”) to the Management Trust Agreement 3844 entered into by and between Vista Energy S.A.B. de C.V. (formerly named Vista Oil & Gas, S.A.B. de C.V.) (“Vista”), in its capacity as settlor (in such capacity, the “Settlor”) and last beneficiary and Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, in its capacity as trustee (the “Trustee”), and together with Vista, the “Parties”), in accordance with the following recitals, representation and warranties and covenants.

Capitalized terms used in this Agreement and not expressly defined herein shall be used as defined in the Trust Agreement.

RECITALS

FIRST. On March 26, 2019, the Parties entered into a Management Trust Agreement identified under number 3844 (the “Initial Trust Agreement”, as the same is amended pursuant to this Agreement, and as the same may be amended, partially or totally, supplemented or otherwise amended from time to time after this date, the “Trust Agreement”), with the purpose, among others, of implementing the Plan.

SECOND. On November 25, 2022, Vista instructed the Trustee to execute this Agreement in order to amend the Initial Trust Agreement, in accordance with the terms and provisions of this Agreement.

REPRESENTATIONS & WARRANTIES

I. Vista represents, through its legal representatives, that:

(a) It is a stock corporation with variable capital, duly and validly incorporated and existing under the laws of Mexico, as evidenced by (i) public deed 79,311 dated March 22, 2017, executed by notary public 1 of Mexico City, Mr. Roberto Núñez y Bandera, registered in the Public Registry of Commerce of Mexico City under commercial folio N-2017024493 and (ii) public deed 96,400 dated April 28, 2022, executed by the Notary Public 1 of Mexico City, Mr. Roberto Núñez y Bandera, which contains the certification of Vista’s bylaws, with full and sufficient legal capacity to enter into this Agreement and assume the obligations hereunder, which are legal, valid and enforceable against it under the terms of this Agreement.

(b) The person entering into this Agreement on its behalf has the sufficient corporate powers and authorizations to enter into this Agreement on its behalf, as evidenced by public deed number 85,365, executed by Notary Public 1 of Mexico City, Mr. Roberto Núñez y Bandera, dated November 16, 2018, registered in the Public Registry of Commerce of Mexico City under the commercial folio N-2017024493, which have not been revoked, modified or limited in any way.

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(c) the execution, delivery and performance of this Agreement (i) does not breach or constitute a breach to any obligation, limitation or restriction of any covenant, contract or agreement to which Vista is a party; (ii) does not violate or involve violations of any law applicable to Vista; and (iii) does not violate or involve violations of any judicial or administrative judgment, award or order served on Vista.

II. The Trustee represents, through its trustee delegates, that:

(a) It is a multiple banking institution duly incorporated and validly existing in accordance with the laws of the United Mexican States, and authorized to act as a trustee in the transactions referred to in Article 46, Section XV of the Law of Credit Institutions, as evidenced by public deed number 157,391 dated February 23, 1994, executed before José Antonio Manzanero Escutia, notary public number 138 of the Federal District, now Mexico City, whose first public deed was duly registered in the Public Registry of Property and Commerce of the Federal District under mercantile folio 187201, and that by virtue of this, it participates exclusively as Trustee in this Agreement.

(b) They have sufficient powers to bind it under the terms of this Agreement, as evidenced in the public deed number 52,910 dated August 21, 2020, executed before Miguel Ángel Espíndola Bustillos, notary public number 120 of Mexico City, whose first public deed was registered in the Public Registry of Property and Commerce of the Federal District on September 13, 2021 under mercantile folio number 187201, whereby the notarization of the minutes of the ordinary general shareholders meeting of the Trustee was recorded, wherein the appointment of fiduciary delegates and the granting of powers of attorney were granted, whose faculties and powers have not been revoked, limited or modified in any way as of the date of execution of this Agreement.

(c) It enters into this agreement by reason of having been duly instructed to do so in accordance with the second recital herein.

IN VIEW OF THE FOREGOING, and in accordance with the recitals and representations and warranties, the Parties agree to be legally bound in accordance with the following:

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CLAUSES

FIRST. Ratification of Obligations. By entering into this Agreement, the Parties hereby expressly acknowledge that each and every one of their obligations under the Trust Agreement continue and shall remain in full force and effect.

SECOND. Amendments to the Trust Agreement. By means of the execution of this Agreement and pursuant to section 11.3, subparagraph b) of Clause XI “Miscellaneous” of the Trust Agreement, the Parties agree, effective as of this date, to partially amend the Initial Trust Agreement in the following terms:

(a) Exclusively the defined term “Shares” included in Exhibit “A” to the Initial Trust Agreement is hereby amended, so that as of this date it reads as follows:

“Shares” means the series “A” shares, without expression of nominal value, representing the capital stock of Vista, as well as any security or negotiable instrument representing the rights thereof, including without limitation, American Depositary Shares.

[...].

(b) Exhibit “A” to the Initial Trust Agreement is hereby amended, only to add the defined term “American Depositary Shares”, so that as of this date it reads as follows:

[...]

“American Depositary Shares” means the securities identified as “american depositary shares” whether “certified” or “uncertified” representing rights with respect to ordinary shares, series “A”, without expression of nominal value, representing the variable portion of the capital stock of Vista, created pursuant to the Deposit Agreement.

[...].

(c) Exhibit “A” to the Initial Trust Agreement is hereby amended, only to add the defined term “Deposit Agreement”, so that as of this date it reads as follows:

[...]

“Deposit Agreement” means the Deposit Agreement dated July 25, 2019, entered into by and between Vista, The Bank of New York Mellon (or any of their assignees or successors thereto), in its capacity as depositary, and the owners and holders of the “american depositary shares” created pursuant to such agreement (as the same may have been or may be amended, amended and restated, supplemented or modified from time to time).

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[...].

(d) Exhibit “A” to the Initial Trust Agreement is hereby amended, only to add the defined term “Foreign Investment Account”, so that as of this date it reads as follows:

[...]

“Foreign Investment Account” has the meaning attributed to such term in section 6.5 of the Trust Agreement.

[...].

(e) Only the defined term “Incentive” included in Exhibit “A” to the Initial Trust Agreement is hereby amended, so that as of this date it read as follows:

“Incentive” means the set of economic benefits unilaterally determined by Vista for the benefit of its employees who are Eligible Executives and developed in the Incentive Plan and which may consist of the grant to such Eligible Executives of (i) a Stock Option; and/or (ii) Restricted Stock; and/or (iii) Performance-Based Restricted Stock, provided that any such benefits tied to Shares of Vista ordinary stock may be granted in lieu of such Shares in American Depositary Shares, in any event on a 1 to 1 ratio.

(f) Section 2.5 “Purposes of the Trust” of Clause II of the Initial Trust Agreement is amended, only to add paragraphs (xii) and (xiii), so that as of this date they read as follows:

[...]

(xii) upon the instructions of the Managing Delegate, (a) subscribe for and pay for Shares for the benefit of Vista in its capacity as last beneficiary, whether or not for the benefit of any Eligible Executive, and (b) transfer the Shares so subscribed for to the depositary or custodian under the Deposit Agreement, for the creation of American Depositary Shares for payment of the Incentive.

(xiii) deliver to the depositary, in the case of the creation of American Depositary Shares for payment of the Incentive, subject to the terms and conditions of the Deposit Agreement and in accordance with the instructions received from the Managing Delegate, the Shares or evidence of the rights to receive Shares (a) by delivering the same to the depositary (or its respective custodian) under the Deposit Agreement, accompanied by the applicable

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instruments or transfer instructions thereunder, (b) by endorsement, in form satisfactory to the depositary of the Deposit Agreement, or (c) by any other means permitted by the Deposit Agreement. plus the issuance fee payable to the depositary in connection with the deposit of Shares with the depositary and the delivery of the American Depositary Shares by the depositary.

(g) Clause III of the Initial Trust Agreement is amended, only to add Section 3.5 “Payment of the Incentive in American Depositary Shares” so that as of this date it reads as follows:

[...]

Section 3.5 Payment of the Incentive in American Depositary Shares.

In the event that any Eligible Executive’s Incentive is intended to be delivered in American Depositary Shares, the Trustee, in accordance with the Deposit Agreement and as instructed by the Managing Delegate, will transfer the relevant Shares according to the Incentive to the custodian of the depositary for the creation of the American Depositary Shares of the transferred Shares under the Deposit Agreement. Subsequently, the American Depositary Shares will be transferred by the depositary as directed by the Trustee, at which point the American Depositary Shares will be transferred by the Trustee to the Eligible Executive’s individual account, in accordance with the terms of this Trust Agreement, the corresponding Incentive Notice and the instruction from the Managing Delegate. For such effects, the Eligible Executives will have to open and maintain an account with an institution that is, directly or indirectly, a participant to the Depository Trust Company (DTC), in order to receive the corresponding American Depositary Shares.

(h) Section 5.1, subparagraph (a) “Managing Delegate” of Clause V of the Initial Trust Agreement is hereby amended so that as of this date it shall read as follows:

a) The board of managers has appointed Alejandro Cherñacov and Pablo Vera Pinto (in the understanding that Pablo Vera Pinto will only and exclusively act as Managing Delegate in the case of acts, procedures or situations in which Alejandro Cherñacov is the subject of the same in his capacity as Eligible Executive) to act jointly or individually as its delegates to manage the Plan (the “Managing Delegate”), who have accepted the obligations and rights conferred upon them in this Trust Agreement, as set forth in the letter attached hereto as Exhibit “G”. The Settlor, acting under the instructions of the board of managers, may at any time substitute the Persons who shall act as the Managing Delegate, by means of a written notice delivered to the Trustee. The Persons appointed hereunder as Managing Delegate, or any person subsequently appointed by the Settlor pursuant to the provisions of this paragraph, must at all times be a legal representative of Vista and have sufficient powers to be able to issue instructions in accordance with the provisions of this Trust Agreement; without this condition, such person may not act as Managing Delegate and the Trustee shall be released from liability for failure to perform the acts instructed by the Trustee.

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(i) Only subsection (a) of Section 6.1 “General Provisions” of Clause VI of the Initial Trust Agreement is hereby amended, so that as of this date it reads as follows:

(a) On the date of execution of this Trust Agreement or on any subsequent date, the Trustee shall open in Banco INVEX, S.A. or in any company belonging to INVEX Grupo Financiero, S.A. de C.V., the Cash Account and, upon instructions of the Managing Delegate, any other accounts that may be necessary to fulfill the Purposes of the Trust, including, without limitation, the Custody Account and the Foreign Investment Account (such accounts, the “Trust Accounts”) and maintain such Trust Accounts during the term of this Trust Agreement with Banco INVEX, S.A., Institución de Banca Múltiple, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, or any other financial institution authorized under Applicable Law to act as a multiple banking institution and, with respect to the Custody Account, with any financial institution that is a depositor with Indeval. All the Trust Accounts shall be managed exclusively by the Trustee with the sole right of withdrawal.

[...].

(j) Clause VI of the Initial Trust Agreement is amended, only to add Section 6.5 “Foreign Investment Account” (DTC brokerage account) so that as of this date it reads as follows:

[...]

Section 6.5 Foreign Investment Account (DTC brokerage account).

(a) The Trustee shall open and maintain a DTC brokerage account in the United States of America (and/or an investment account or brokerage account in Mexico, which allows the Trustee to be the owner or beneficiary of any foreign securities, including American Depositary Shares) in accordance with the instructions received from the Managing Delegate, to receive and hold American Depositary Shares for purposes of making the Incentive payment pursuant to Section 3.5 of this Trust Agreement (the “Foreign Investment Account”).

(b) The Trustee shall carry out any type of operations related to the securities held in the Foreign Investment Account, in terms of the Deposit Agreement and the instructions received for such purposes from the Managing Delegate, in accordance with the provisions set forth in this Trust Agreement.

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(k) Only Subsection (a) of Section 11.5 “Communications and Instructions” of Clause XI of the Initial Trust Agreement is hereby, so that as of this date it reads as follows:

(a) The Parties hereby agree that all instructions, notices, requests, responses, as well as any other kind of communication that may be required or permitted, pursuant to the provisions of this Trust Agreement, shall be in writing or through the use of electronic means or any other technology agreed to by the Parties, including, without limitation, the Doc2Sign platform, and shall be effective upon receipt by Vista, if any, the Managing Delegate and the Trustee, at the addresses indicated by the Parties in this Trust Agreement. The aforementioned instructions may be sent by any of the means previously agreed to by the Parties, which may be the following: autographed original delivered directly to the addresses mentioned herein; by certified mail, with proof of receipt, through a private courier service with immediate delivery (e.g. DHL, UPS or Federal Express); by means of communications transmitted via fax or e-mail, provided that the latter is accompanied by the instructions in PDF duly signed by the Managing Delegate, and that there is the corresponding proof of receipt; or, as the case may be, by any other means of communication through the use of electronic means, including, without limitation, the Doc2Sign platform, provided that the provisions of this Section are observed.

[...].

(l) Only the defined term “Series A Shares” included in Exhibit “A” of Exhibits (i) Exhibit “C”, (ii) Exhibit “D”, and (iii) Exhibit “E” to the Initial Trust Agreement is hereby amended, solely and exclusively, so that as of this date they read as follows:

“Series A Shares” means ordinary shares, series “A”, without expression of nominal value, representing the variable part of the Issuer’s capital stock; registered in the RNV maintained by the CNBV and listed on the BMV with the ticker symbol VISTA, as well as any other security or negotiable instrument representing the rights thereof, including without limitation American Depositary Shares.

THIRD. Ratification of Terms. The Parties acknowledge that the only modifications to the Initial Trust Agreement are those set forth in Clause Two of this Agreement. Likewise, the Parties hereto confirm and ratify that the terms and conditions of the Trust Agreement continue to be valid and in full force and effect.

This Agreement forms part of the Trust Agreement and, therefore, any reference to the Trust Agreement shall be understood to include this Agreement.

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FOURTH. No Novation. The execution of this Agreement does not constitute novation, payment, performance or termination of any of the obligations of the Parties under the Trust Agreement (as amended pursuant to this Agreement).

FIFTH. Notices. All notices and other communications relating to this Agreement shall be given in the manner set forth in Section 11.4 of Clause XI of the Trust Agreement.

SIXTH. Headings. The headings and captions contained in this Agreement are for convenience only and shall not define or limit the contents and interpretation of this Agreement.

SEVENTH. Severability of Provisions. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable by a final judgment, such provision shall be deemed and construed separately from the other provisions contained herein and shall in no way affect the validity, legality or enforceability of this Agreement.

EIGHTH. Expenses and Costs. Vista agrees to pay any expense, tax or cost, including costs and expenses of external legal advisors and notaries incurred for the preparation, execution, formalization and/or registration of this Agreement (including, without limitation, registration expenses and notary and attorney fees), as well as for any action, agreement, document, instrument or notice that pursuant to this Agreement must be carried out, prepared, subscribed or notified, shall be exclusively and totally covered by Vista, without the Trustee assuming any responsibility for the payment of such concepts.

NINTH. Jurisdiction, Applicable Law. For all matters relating to the interpretation and compliance of this Agreement, the parties hereby expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent federal courts of Mexico City, Mexico, and expressly and irrevocably waive any other jurisdiction that may correspond to them by virtue of their present or future domiciles, the location of their assets or for any other reason.

Having read and been informed of the contents and scope of this Agreement, the Parties hereby execute it in 3 (three) counterparts in Mexico City, on the date indicated in the preamble hereto.

[Intentionally blank, signature pages follow].

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Vista Energy S.A.B. de C.V.

By: Alejandro Cherñacov

Title: Attorney in fact

[Signature page of the First Amendment Agreement to the Management Trust Agreement 3844 executed between Vista Energy S.A.B. de C.V. as settlor and last beneficiary and Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, acting exclusively as trustee of the Management Trust Agreement 3844, as trustee]

Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, acting exclusively as trustee of the Management Trust Agreement 3844

By: Pedro Izquierdo Rueda Title: Attorney in fact	By: Francisco Javier Martínez Garcia Title: Attorney in fact

[Signature page of the First Amendment Agreement to the Management Trust Agreement 3844 executed between Vista Energy S.A.B. de C.V. as settlor and last beneficiary and Banco INVEX, S.A., Institución de Banca Múltiple, INVEX Grupo Financiero, acting exclusively as trustee of the Management Trust Agreement 3844, as trustee]